Filed pursuant to Rule 424(b)(5)

Registration No. 333-272386

Prospectus Supplement

(To Prospectus dated August 9, 2023)

3,000,000 Class A Ordinary Shares

Sunrise New Energy Co., Ltd.

This is an offering of the securities of Sunrise New Energy Co., Ltd., a Cayman Islands exempted company with limited liability. The securities offered in this offering are securities of Sunrise New Energy Co., Ltd., the holding company incorporated under the laws of the Cayman Islands, not a Chinese operating company. Unless otherwise stated, as used in this prospectus supplement, references to “we,” “us,” “our,” “Sunrise New Energy,” and the “Company” are to Sunrise New Energy Co., Ltd., and “SDH” or “the VIE” are to Global Mentor Board (Zibo) Information Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which we control via a series of contractual arrangements.

We are offering 3,000,000 Class A ordinary shares, par value US$0.0001 per share (the “Class A ordinary shares”), pursuant to this prospectus supplement and the accompanying prospectus, at a purchase price of US$0.55 per share.

Our Class A ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “EPOW.” On October 2, 2025, the last reported sale price of our Class A ordinary shares on Nasdaq was US$1.32 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates, or public float, as of October 2, 2025, was approximately US$31,026,769, which was calculated based on 22,161,978 Class A ordinary shares held by non-affiliates as of October 2, 2025 and a per share price of US$1.40, which was the closing price of our Class A ordinary shares on Nasdaq on September 30, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, the aggregate market value of securities we have offered and sold pursuant to General Instruction I.B.5 of Form F-3 was $550,000. See “Prospectus Supplement Summary—Entry into a Material Definitive Agreement with an Investor.”

As a holding company with no material operations of our own, substantially all of our business is conducted by (1) Sunrise (Guizhou) New Energy Material Co., Ltd (“Sunrise Guizhou”), a joint venture established by Zhuhai (Zibo) Investment Co., Ltd. (“Zhuhai Zibo”) (a wholly owned subsidiary of the Company) and certain other partners, as a limited company pursuant to PRC laws for the purpose of manufacturing and sales of graphite anode materials; and (2) SDH, the Company’s VIE entity that operates a knowledge sharing platform in China. Investors of our Class A ordinary shares do not hold shares in the PRC operating entities, but instead hold shares of a Cayman Islands exempted company. Further, neither we nor our subsidiaries own any shares in the VIE. Instead, we entered into a series of contractual arrangements, also known as VIE Agreements, dated June 10, 2019, with the VIE and its shareholders. Under the generally accepted accounting principles in the United States (“U.S. GAAP”), we are deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes, because such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Beijing Mentor Board Union Information Technology Co, Ltd. (“GIOP BJ” or “WFOE”), a limited liability company organized under the laws of the PRC, Zhuhai Zibo’s wholly owned subsidiary, and, ultimately, the Company. Solely for accounting purpose, the VIE Agreements enable us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. Pursuant to the VIE Agreements, which have not been tested in a court of law, the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated as if they were the results of our operations. See “Item 4. Information on the Company—C. Organizational Structure” for a description of these VIE Agreements in our annual report on Form 20-F for the fiscal year ended December 31, 2024 (“2024 Annual Report”).

As of December 31, 2024 and 2023, the VIE accounted for an aggregate of 4.05% and 5.48%, of our consolidated total assets, respectively, 7.14% and 6.54% of our consolidated total liabilities, respectively, and 1.05% and 1.46%, of our consolidated total net revenues, respectively. See our consolidated financial statements and the related notes in the 2024 Annual Report. Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. We have relied and expect to continue to rely on the VIE Agreements to control and operate the business of the VIE. The VIE Agreements, however, may not be as effective in providing us with the necessary control over the VIE and its operations. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. Under the current VIE Agreements, however, we rely on the performance by the VIE and its shareholders of their respective obligations under the contracts to exercise control over the VIE. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including, but not limited to the validity and enforcement of the VIE Agreements. The VIE Agreements may not be effective in providing control over the VIE. We may be also subject to sanctions imposed by PRC regulatory agencies, including Chinese Securities Regulatory Commission, if we fail to comply with their rules and regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China,” and “Risks Related to Our Corporate Structure” in the 2024 Annual Report.

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiary may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiary could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue its current business operations.

We are subject to legal and operational risks associated with being based in the PRC, which could result in a material change in our PRC operating entities and the VIE’s operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. In recent years, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. As of the date of this prospectus supplement, we, our PRC subsidiaries, or the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction.

As confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm, as of the date of this prospectus supplement, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, or the Regulations on the Network Data Security Administration (the “Security Administration Regulation”), which became effective on January 1, 2025, since (i) as companies that engage in business-oriented consulting services and manufacturing and sales of graphite anode materials, we, our PRC subsidiaries, or the VIE and its subsidiaries, are unlikely to be classified as critical information infrastructure operators (“CIIOs”) by the PRC regulatory agencies; (ii) according to the interpretation of the relevant laws by the CAC, for online platform operators who have listed in foreign countries before the effective date of Cybersecurity Review Measures, and who are not seeking a new listing (such as a secondary or dual listing) in foreign countries, a cybersecurity review is not required; and (iii) the data processed in the business of the VIE and its subsidiaries, which is a knowledge sharing and enterprise service platform business, is unlikely to have a bearing on national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Regulation will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Regulation. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in the 2024 Annual Report.

Furthermore, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of relevant applications or its completion of subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. We are an Existing Issuer, based on the foregoing, we are required to file with the CSRC within three working days following the completion of this offering. We plan to file with the CSRC as required, however, we cannot assure you that we will be able to receive clearance of such compliance requirement in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors Risk—Risks Related to Doing Business in China—The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus supplement, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our PRC subsidiaries, or the VIE and its subsidiaries’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor our PRC subsidiaries, or the VIE and its subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus supplement, we, our PRC subsidiaries, the VIE and its subsidiaries, (i) are not subject to additional permissions or approval requirements from any governmental agency that are required to approve the operations of our PRC subsidiaries, or the VIE and its subsidiaries, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) a business license; (2) the ICP License for our knowledge sharing and enterprise service platform business; and (3) the approval for the Construction Land Use Planning Permit, the Construction Works Planning Permit, the Construction Permit, the Pollutant Discharge License, the filing-for-record procedures with the relevant work safety administrative department, the approval for the Environmental Impact Report and the Filing Certificate for Fire Safety Inspection and Acceptance of Construction Project for our new business of manufacturing and sales of graphite anode material. However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries, or the VIE and its subsidiaries to be unable to begin their new businesses or operations in the PRC, subject them to fines, subject relevant new businesses or operations to suspension for rectification, or other sanctions. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Business—We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations” in the 2024 Annual Report.

In addition, our Class A ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) and related regulations, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years beginning in 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which included an identical provision of the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our former auditor, Marcum Asia CPAs LLP (“MarcumAsia”), as well as our current auditor, Wei, Wei & Co., LLP (“WW”), are PCAOB-registered public accounting firms subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards. As such, as of the date of this prospectus supplement, our listing is not affected by the HFCA Act and related regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Holding Foreign Companies Accountable Act and related regulations, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” in the 2024 Annual Report.

As of the date of this prospectus supplement, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus supplement, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our shares in the future, as a holding company, we will be dependent on receipt of funds from our operating entities. However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company, our subsidiaries, or the VIE to transfer cash or assets. Current PRC regulations permit our PRC operating entities (our PRC subsidiaries and the VIE) to pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Cash dividends, if any, on our shares would be paid in U.S. dollars. The PRC government also imposes control on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of the PRC. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) in the PRC if certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. Furthermore, if our PRC operating entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from our PRC operating entities, we will not be able to pay dividends to our investors, should we desire to do so in the future. For further details, see “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” and “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment” in the 2024 Annual Report. Also see “Prospectus Summary—Asset Transfers between Our Company, Our Subsidiaries, and the VIE,” and “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences.”

The Company’s management directly supervises cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and our PRC subsidiaries, or the VIE and its subsidiaries. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount, intended use and timing of cash requested, and submits it to designated management members of the Company. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submits it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. Prior to the completion of our initial public offering in February 2021, the sources of funding of the Company, its subsidiaries and the VIE primarily consisted of capital injections by shareholders and cash generated from operations. For the last three fiscal years, cash transfers and transfers of other assets among Sunrise New Energy, its subsidiaries, and the VIE were as follows: (i) for the period ended the date of this prospectus supplement, Global Mentor Board Information Technology Limited (“GMB HK”), a Hong Kong corporation and Sunrise New Energy’s wholly-owned-subsidiary, repaid the interest-free loans of $171,583 to the Company; Zibo Shidong Digital Technology Service Co., Ltd. (“Zibo Shidong”), a limited liability company organized under the laws of the PRC and the VIE’s wholly owned subsidiary, provided a $320,050 interest-free loan to GIOP BJ; Sunrise Guizhou repaid loans of $193,718 to Zibo Shidong; Guizhou Chenhui Trading Co., Ltd. (“Sunrise Chenhui”), Sunrise Guizhou’s wholly owned subsidiary, provided interest free loans of $276,740 to Zibo Shidong; Sunrise Guizhou repaid loans of $138,370 with a 4% interest rate to Global Mentor Board (Hangzhou) Technology Co., Ltd. (“GMB Hangzhou”), a subsidiary of SDH; (ii) for the fiscal year ended December 31, 2024, the Company provided interest-free loans of $516,661 to GMB HK, and interest-free loans of $1,300,000 to Zibo Shidong; the VIE provided interest-free loans of $77,268 to GIOP BJ; Zibo Shidong provided interest-free loans of $150,880 to GIOP BJ; Sunrise Guizhou provided loans of $166,766 with a 4% interest rate to GMB Hangzhou, and a loan of $347,430 with a 4% interest rate to Zibo Shidong; (iii) for the fiscal year ended December 31, 2023, the Company provided interest-free loans of $400,000 to Zibo Shidong, and received interest-free loans of $150,000 from the Company’s subsidiary, GMB HK; and (iv) for the fiscal year ended December 31, 2022, the VIE provided interest-free loans of $6,188,307 to the Company’s subsidiaries, Zhuhai Zibo and Sunrise Guizhou, for the construction costs related to the graphite anode business, and the Company’s subsidiary, GMB HK, provided interest-free loans of $310,000 to the Company for professional fees. For more details, see “Prospectus Supplement Summary—Asset Transfers between Our Company, Our Subsidiaries, and the VIE,” “Prospectus Supplement Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” and “Prospectus Supplement Summary—Selected Condensed Consolidating Financial Schedule,” and our audited consolidated financial statements in the 2024 Annual Report.

This is a self-underwritten offering. See “Plan of Distribution” beginning on page S-45 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-21 of this prospectus supplement and risk factors set forth in our 2024 Annual Report.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A ordinary share	Total
Public offering price	$0.55	$1,650,000
Proceeds, before expenses, to us	$0.55	$1,650,000

We expect that delivery of the Class A ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about October 13, 2025, subject to customary closing conditions.

The date of this prospectus supplement is October 3, 2025.

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

On June 2, 2023, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-272386), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was amended on July 13, 2023, and August 2, 2023, and declared effective by the SEC on August 9, 2023 (the “Registration Statement”). Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$200,000,000 in any combination, together or separately, of our Class A ordinary shares, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying prospectus. We are selling Class A ordinary shares in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“Affiliated Entities” are to Sunrise New Energy’s subsidiaries, and the VIE and its subsidiaries;

●	“APP” are to our mobile application, “Shidonghui APP”;

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A ordinary shares” are to Class A ordinary shares, par value US$0.0001 per share, of the Company;

●	“Class B ordinary shares” are to Class B ordinary shares, par value US$0.0001 per share, of the Company;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“GIOP BJ” or “WFOE” are to Beijing Mentor Board Union Information Technology Co, Ltd., a limited liability company organized under the laws of the PRC, Zhuhai Zibo’s wholly owned subsidiary;

●	“GMB (Beijing)” are to Shidong (Beijing) Information Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB Consulting” are to Global Mentor Board (Shanghai) Enterprise Management Consulting Co. Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB Culture” are to Shanghai Voice of Seedling Cultural Media Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB (Hangzhou)” are to Global Mentor Board (Hangzhou) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, the VIE’s wholly owned subsidiary;

●	“GMB HK” are to Global Mentor Board Information Technology Limited, Sunrise New Energy’s wholly-owned-subsidiary, a Hong Kong corporation;

●	“HK subsidiaries” are to GMB HK and SDH New Energy;

●	“PRC subsidiaries” are to GIOP BJ, Zhuhai Zibo, Zhuhai Guizhou and their respective subsidiaries;

●	“RMB” or the “Renminbi” are to the legal currency of China;

●	“SDH” or “VIE” are to Global Mentor Board (Zibo) Information Technology Co., Ltd., formerly known as Global Mentor Board (Beijing) Information Technology Co., Ltd., a limited liability company organized under the laws of the PRC;

●	“SDH Cloud” are to Global Mentor Cloud (Beijing) Education Technology Co., Ltd.; 75% of the shares of SDH Cloud are held by GIOP BJ and the remaining 25% shares are held by Beijing Yunqianyi Information Technology Co., Ltd.;

●	“SDH New Energy” are to SDH (HK) New Energy Tech Co., Limited, Sunrise New Energy’s wholly-owned-subsidiary, a Hong Kong corporation;

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●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“shares,” “Shares,” or “Ordinary Shares” are, collectively, to the Class A ordinary shares and Class B ordinary shares;

●	“Sunrise Guizhou” are to Sunrise (Guizhou) New Energy Material Co., Ltd., a limited liability company organized under the laws of the PRC and 39.3519% of its equity interest is owned by Sunrise New Energy;

●	“U.S.” are to the United States;

●	“US$,” “USD,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“VIE” are to the variable interest entity;

●	“Zhuhai Guizhou” are to Zhuhai (Guizhou) New Energy Investment Co., Ltd., a limited liability company organized under the laws of the PRC, SDH New Energy’s wholly owned subsidiary;

●	“Zhuhai Zibo” are to Zhuhai (Zibo) Investment Co., Ltd., a limited liability company organized under the laws of the PRC, SDH New Energy’s wholly owned subsidiary; and

●	“Zibo Shidong” are to Zibo Shidong Digital Technology Service Co., Ltd., a limited liability company organized under the laws of the PRC, the VIE’s wholly owned subsidiary.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report and the section entitled “Risk Factors” beginning on page S-21 of this prospectus supplement.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the Ordinary Shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-21 of this prospectus supplement and on page 22 of the accompanying prospectus.

Our Corporate Structure

We are a holding company incorporated under the laws of the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations primarily through a joint venture, Sunrise Guizhou, and the VIE, and its subsidiaries, in the PRC. Sunrise Guizhou was established in 2021 by our wholly owned subsidiary, Zhuhai Zibo, and certain other joint venture partners, as a limited company pursuant to PRC laws for the purpose of manufacturing and sales of graphite anode materials. As of the date of this prospectus supplement, Zhuhai Zibo owns a 39.35% equity interest in Sunrise Guizhou, but has the power to cast a majority of votes at a meeting of the board of directors and governs the financial and operating policies of Sunrise Guizhou under an agreement among the shareholders. We do not own any equity interest in the VIE; rather we control the VIE via a series of contractual arrangements between GIOP BJ and the VIE. The VIE was established in 2014 as a limited company pursuant to PRC laws for the purpose of providing corporate consulting services. For a description of the VIE Agreements, see “—The VIE Agreements.” The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. Pursuant to the VIE Agreements, we are the primary beneficiary of the VIE and its subsidiaries for accounting purposes, and consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP for accounting purposes only. The securities offered in this prospectus supplement are securities of Sunrise New Energy, the holding company incorporated under the laws of the Cayman Islands, instead of securities of our PRC operating entities in the PRC. As a result of our use of the VIE structure, investors may never hold equity interests in the VIE or its subsidiaries. As such, our corporate structure involves unique risks to investors. For details, please see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the 2024 Annual Report.

The following diagram  illustrates the Company’s corporate structure, including its PRC subsidiaries, the VIE and its subsidiaries, as of the date of this prospectus supplement.

The VIE Agreements

Neither we nor our subsidiaries own any shares in the VIE. Instead, we are the primary beneficiary of the VIE for accounting purposes, as we control and receive the economic benefits of the VIE’s business operation through a series of contractual arrangements, also known as VIE Agreements, for accounting purposes only. As a result of these contractual arrangements, which have not been tested in a court of law, under U.S. GAAP, the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated in all aspects as if they were the results of our operations for accounting purposes only.

As of December 31, 2024 and 2023, the VIE accounted for an aggregate of 4.05% and 5.48%, respectively, of our consolidated total assets, and 7.14% and 6.54%, respectively, of our consolidated total liabilities, and 1.05% and 1.46% respectively, of our consolidated total net revenues. See our consolidated financial statements and the related notes in the 2024 Annual Report.

Each of the VIE Agreements is described in detail below:

Exclusive Technical and Consulting Services Agreement

Pursuant to the Exclusive Technical and Consulting Services Agreement between the VIE and GIOP BJ (the “Exclusive Service Agreement”), GIOP BJ provides the VIE with technical support, consulting services, business support and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to the VIE by GIOP BJ under the Exclusive Service Agreement, GIOP BJ is entitled to collect a service fee approximately equal to the VIE’s earnings before corporate income tax, i.e., the VIE’s revenue after deduction of operating costs, expenses and other taxes, subject to adjustment based on services rendered and the VIE’s operation needs.

This agreement became effective on June 10, 2019 and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, this agreement shall be terminated after all the equity interest in the VIE held by its shareholders and/or all the assets of the VIE have been legally transferred to GIOP BJ and/or its designee in accordance with the Exclusive Option Agreement.

The chief executive officer of GIOP BJ, Mr. Haiping Hu, is currently managing the VIE pursuant to the terms of the Exclusive Service Agreement. The Exclusive Service Agreement does not prohibit related party transactions. The Company’s audit committee is required to review and approve in advance any related party transactions, including transactions involving GIOP BJ or the VIE.

Equity Pledge Agreement

Under the Equity Pledge Agreement between GIOP BJ, and shareholders of the VIE, together holding 100% of the shares of the VIE (the “VIE Shareholders”), the VIE Shareholders pledged all of their equity interests in the VIE to GIOP BJ to guarantee the performance of the VIE’s obligations under the Exclusive Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that the VIE or the VIE Shareholders breach their respective contractual obligations under the Exclusive Service Agreement, GIOP BJ, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The VIE Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, GIOP BJ is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The VIE Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice GIOP BJ’s interests without the prior written consent of GIOP BJ.

The Equity Pledge Agreement is effective until: (1) the secured debt in the scope of pledge is cleared off; and (2) Pledgers transfer all the pledged equity interests to Pledgees according to the Exclusive Option Agreement, or other entity or individual designated by it.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of the VIE’s obligations under the Exclusive Service Agreement; (2) make sure the VIE Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice GIOP BJ’s interests without GIOP BJ’s prior written consent. In the event the VIE breaches its contractual obligations under the Exclusive Service Agreement, GIOP BJ will be entitled to dispose of the pledged equity interests.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the VIE Shareholders irrevocably granted GIOP BJ (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in the VIE or the assets of the VIE. The option price to be paid by GIOP BJ to each shareholder of the VIE is RMB10 (approximately US$1.47) or the minimum amount to the extent permitted under PRC law at the time when such transfer occurs.

Under the Exclusive Option Agreement, GIOP BJ may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the VIE Shareholders’ equity interests in the VIE or the assets of the VIE. The Exclusive Option Agreement, together with the Equity Pledge Agreement, the Exclusive Service Agreement, and Powers of Attorney, enable GIOP BJ to exercise effective control over the VIE.

The Exclusive Option Agreement remains effective until all the equity or assets of the VIE is legally transferred under the name of GIOP BJ and/or other entity or individual designated by it, or unilaterally terminated by GIOP BJ with a 30-day written notice.

Powers of Attorney

Under each of the Powers of Attorney, the VIE Shareholders authorized GIOP BJ to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including, but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the articles of association of the VIE, including, but not limited to, the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of the VIE.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the VIE Shareholders own the equity interests of the VIE.

Spousal Consents

Pursuant to the Spousal Consents, the spouse of the individual shareholders of the VIE have each irrevocably agreed that the equity interest in the VIE held by its respective spouse would be disposed of pursuant to the Equity Pledge Agreement, the Exclusive Option Agreement, and the Powers of Attorney. Each spouse of the shareholders agreed not to assert any rights over the equity interest in the VIE held by its respective spouse. In addition, in the event that any spouse obtains any equity interest in the VIE through the respective shareholder for any reason, he or she agreed to be bound by the contractual arrangements.

Risks Associated with Our Corporate Structure and the VIE Agreements

Because we do not hold equity interests in the VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including, but not limited to, regulatory review of overseas listing of companies in the PRC through special purpose vehicles, and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the VIE’s operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus supplement.  For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the 2024 Annual Report.

The VIE Agreements may not be as effective as ownership in providing operational control. If we had  ownership of the VIE and its subsidiaries, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE and its subsidiaries, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if the VIE or any of its subsidiaries and shareholders fails to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of the VIE were to refuse to transfer their equity interest in the VIE to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Item 3. Key Information—D. Risk Factors —Risks Related to Our Corporate Structure—Our contractual arrangements with the VIE are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements” in the 2024 Annual Report.

Business Overview

As a holding company with no material operations of our own, substantially all of our business is conducted by Sunrise Guizhou and the VIE. The VIE, started as a consulting company providing enterprise services to small and medium-sized enterprises in the PRC in December 2014, and launched a knowledge sharing and enterprise service platform in May 2016.

Beginning in fiscal year 2022, we started transitioning our core business from knowledge sharing and enterprise services to sales of graphite anode material products. In April 2022, we entered into the graphite anode material manufacturing and sales business through a joint venture, Sunrise Guizhou, of which we currently own 39.35% through Zhuhai Zibo, our wholly owned subsidiary. We consolidate Sunrise Guizhou’s financials because we own a majority of seats on its board of directors and control its financial and operating policies pursuant to an agreement among its funding shareholders. Sunrise Guizhou is located at Yilong New District, Xingyi City, Qian Southwest State, Guizhou Province, China. The land use of Sunrise Guizhou’s graphite anode manufacturing site is approximately 294,452.6 square meters, which Sunrise Guizhou purchased in March 2022 for approximately $6.6 million. Sunrise Guizhou began construction of a manufacturing plant in April 2022, and the first and second phase of such construction (30,000 tons annual manufacturing capacity) of the manufacturing plant has been completed. The third phase of construction of the manufacturing plant (20,000 tons annual manufacturing capacity) was approved by the board of the directors of the Company in March 2023, and is under construction.

Graphite anode materials play an essential role in fast-charging batteries, energy storage batteries, electric vehicles (EVs) power batteries, and long-cycle high-power batteries, as demand for lithium-ion batteries continues to rise—driven primarily by EVs and grid-scale energy storage. The BloombergNEF’s Electric Vehicle Outlook 2025 projects that annual EV sales will reach 39 million units by 2030 and could surpass 70 million units by 2040, with penetration rates above 80% in many developed countries. Meanwhile, the energy storage market is also growing rapidly. BloombergNEF forecasts that grid-scale battery storage installations will reach around 94 GW/247 GWh in 2025, and will maintain a 14.7% compound annual growth rate (CAGR) from 2025 to 2035. Based on the anticipated strong growth of the EV and energy storage sectors, Sunrise Guizhou expects growth in sales of its graphite anode materials.

Our Past Performance

We generated net revenue of $64,997,741 and $45,050,405 for the fiscal years ended December 31, 2024 and 2023, respectively. For the fiscal year ended December 31, 2024, net revenue increased by $19,947,336, or 44.28%, which increase was mainly driven by the continued growth of our graphite anode business. For the fiscal year ended December 31, 2023, net revenue increased by $6,924,737, or 18.16%, which increase was mainly driven by the sale of graphite anode material products.

Our revenues for fiscal years ended December 31, 2024 and 2023 were derived from the following sources:

REVENUES, NET	2024	2023
Graphite anode business	$64,365,362	$44,384,004
Knowledge sharing and enterprise business	632,379	666,401
Revenues, net	$64,997,741	$45,050,405

For the fiscal year ended December 31, 2024, revenue from the sale of graphite anode material products was $64,365,362, which accounted for 99.03% of our total revenues, and revenue from knowledge sharing and enterprise business was $632,379, which accounted for approximately 0.97% of our total revenue.

For the fiscal year ended December 31, 2023, revenue from the sale of graphite anode material products was $44,384,004, which accounted for 98.52% of our total revenues, and revenue from knowledge sharing and enterprise business was 666,401, which accounted for approximately 1% of our total revenue.

Impact from COVID-19

In early January of 2020, a novel coronavirus (“COVID-19”) outbreak took place in Wuhan, China. Subsequently, it spread rapidly to Asia and other parts of the world. The COVID-19 outbreak resulted in widespread economic disruptions in China, as well as stringent government measures by the Chinese government to contain its transmissions including quarantines, travel restrictions, and temporary closures of non-essential businesses in China and elsewhere from 2020 to 2022.

Essentially all the Company’s revenues are generated in China. Consequently, the Company’s results of operations and financial performances, particularly, the knowledge sharing and enterprise services business were affected materially for the fiscal year ended December 31, 2022. Due to the government restrictions, the VIE was prevented from arranging offline activities, resulting in cancellations or postponements of study tours, forums and sponsorship advertising events. On the other hand, Sunrise Guizhou’s graphite anode material manufacturing and sales business in Guizhou Province were not severely impacted by the COVID-19, primarily due to its relatively remote location.

On May 5, 2023, the World Health Organization declared that COVID-19 no longer constituted a public health emergency of international concern. Going forward, we do not expect that COVID-19 will impact our results of operation materially. However, the VIE’s knowledge sharing and enterprise services business had declined substantially due to the overall impact of COVID-19 on the market and economy, and, as of the date of the prospectus supplement, we do not expect this business to fully recover.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report and in the section titled “Risk Factors” beginning on page S-21 of this prospectus supplement.

Risks Related to Our Business (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business” in our 2024 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	We have a limited operating history and are subject to the risks encountered by development-stage companies. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We have a limited operating history and are subject to the risks encountered by development-stage companies” in the 2024 Annual Report.

●	We have incurred substantial losses in the past and may incur losses in the future. There is substantial doubt about our ability to continue as a going concern. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We have incurred substantial losses in the past and may incur losses in the future. There is substantial doubt about our ability to continue as a going concern” in the 2024 Annual Report.

●	If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected” in the 2024 Annual Report.

●	We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results” in the 2024 Annual Report.

●	We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations” in the 2024 Annual Report.

Risks Related to Our Graphite Anode Manufacturing and Sales Business (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Graphite Anode Manufacturing and Sales Business” in our 2024 Annual Report)

Risks and uncertainties related to our graphite anode manufacturing and sales business include, but are not limited to, the following:

●	Our graphite anode manufacturing and sales joint venture may not perform as well as we expected. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Our graphite anode manufacturing and sales joint venture may not perform as well as we expected” in the 2024 Annual Report.

●	Joint venture with which we engage for developing graphite anode manufacturing and sales business presents a number of challenges that could have a material adverse effect on our business and results of operations and cash flows. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Joint venture with which we engage for developing graphite anode manufacturing and sales business presents a number of challenges that could have a material adverse effect on our business and results of operations and cash flows” in the 2024 Annual Report.

●	We may not respond quickly to continued innovations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—We may not respond quickly to continued innovations” in the 2024 Annual Report.

●	Complying with numerous health, safety and environmental regulations is both complex and costly. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Complying with numerous health, safety and environmental regulations is both complex and costly” in the 2024 Annual Report.

●	Sunrise Guizhou depends on a few major customers, and the loss of any of which could cause a significant decline in our revenues. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Sunrise Guizhou depends on a few major customers, and the loss of any of which could cause a significant decline in our revenues” in the 2024 Annual Report.

●	Price volatility of our finished goods. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Price volatility of our finished goods” in the 2024 Annual Report.

●	Sunrise Guizhou faces the risk of fluctuations in the cost, availability, and quality of raw materials, which could adversely affect our results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Sunrise Guizhou faces the risk of fluctuations in the cost, availability, and quality of raw materials, which could adversely affect our results of operations” in the 2024 Annual Report.

●	Sunrise Guizhou may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on acceptable terms or at all. See “Item 3. Key Information—D. Risk Factors—Risks Related to Graphite Anode Manufacturing and Sales Business—Sunrise Guizhou may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on acceptable terms or at all” in the 2024 Annual Report.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in our 2024 Annual Report)

The VIE conducts the knowledge sharing and enterprise service platform and we consolidate the financials of the VIE under the U.S. GAAP for accounting purpose only; however, the VIE Agreements have not been tested in a court of law and are subject to significant risks, as set forth in the following risk factors. For a description of these VIE Agreements, see “Item 4. Information On The Company—C. Organizational Structure” in the 2024 Annual Report.

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” in the 2024 Annual Report.

●	We rely on contractual arrangements with the VIE and its subsidiaries, and shareholders for our China operations, which may not be as effective in providing operational control as direct ownership. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We rely on contractual arrangements with the VIE and its subsidiaries, and shareholders for our China operations, which may not be as effective in providing operational control as direct ownership” in the 2024 Annual Report.

●	The contractual arrangements we have entered into with the VIE and its shareholders, and any other arrangements and transactions among related parties that we currently have or will have in future may be subject to scrutiny by the PRC tax authorities and they may determine that we owe additional taxes, which could substantially reduce our consolidated net income and the value of your investment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—The contractual arrangements we have entered into with the VIE and its shareholders, and any other arrangements and transactions among related parties that we currently have or will have in future may be subject to scrutiny by the PRC tax authorities and they may determine that we owe additional taxes, which could substantially reduce our consolidated net income and the value of your investment” in the 2024 Annual Report.

●	The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” in the 2024 Annual Report.

●

We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of certain portion of our business if the VIE goes bankrupt or become subject to a dissolution or liquidation proceeding. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of certain portion of our business if the VIE goes bankrupt or become subject to a dissolution or liquidation proceeding” in the 2024 Annual Report.

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chairman, and his interest may not be aligned with the interests of our other shareholders. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure— The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chairman, and his interest may not be aligned with the interests of our other shareholders” in the 2024 Annual Report.

●	As a “controlled company” under the listing rules of the NASDAQ Stock Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—As a “controlled company” under the listing rules of the NASDAQ Stock Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders” in the 2024 Annual Report.

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with such corporate governance listing standards. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with such corporate governance listing standards” in the 2024 Annual Report.

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2024 Annual Report)

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” in the 2024 Annual Report.

●	Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities” in the 2024 Annual Report.

●	The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report.

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition” in the 2024 Annual Report.

●	We face risks related to health epidemics such as the COVID-19, which significantly disrupted our operations and may continue to adversely affect our business, financial condition and results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We face risks related to health epidemics such as the COVID-19, which significantly disrupted our operations and may continue to adversely affect our business, financial condition and results of operations” in the 2024 Annual Report.

●	Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all” in the 2024 Annual Report.

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may materially and adversely affect our business and impede our ability to continue our operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may materially and adversely affect our business and impede our ability to continue our operations” in the 2024 Annual Report.

●	Because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments” in the 2024 Annual Report.

●	Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” in the 2024 Annual Report.

●	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2024 Annual Report.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the 2024 Annual Report.

●	Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment” in the 2024 Annual Report.

●	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation” in the 2024 Annual Report.

●	The disclosures in our reports and other filings with the SEC and our other public pronouncements may be subject to the scrutiny of any regulatory bodies in the PRC. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The disclosures in our reports and other filings with the SEC and our other public pronouncements may be subject to the scrutiny of any regulatory bodies in the PRC” in the 2024 Annual Report.

●	The Holding Foreign Companies Accountable Act and related regulations all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Holding Foreign Companies Accountable Act and related regulations all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” in the 2024 Annual Report.

●	Our contractual arrangements with the VIE are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our contractual arrangements with the VIE are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements” in the 2024 Annual Report.

●	The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure” in the 2024 Annual Report.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us” in the 2024 Annual Report.

●	Increases in labor costs in the PRC may adversely affect our business and our profitability. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Increases in labor costs in the PRC may adversely affect our business and our profitability” in the 2024 Annual Report.

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China” in the 2024 Annual Report.

●	Escalating U.S.-China trade tensions and shifting international trade policies may increase our costs, disrupt supply chains, and adversely affect customer demand, thereby materially impacting our business, financial condition, and results of operations. See page S-21 of this prospectus supplement.

Risks Related to this Offering and our Class A Ordinary Shares

Risks and uncertainties related to this offering and our Class A ordinary shares include, but are not limited to, the following:

●	Our share price may be volatile and could decline substantially. See page S-21 of this prospectus supplement.

●	Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree. See page S-22 of this prospectus supplement.

●	Future sales of our Class A ordinary shares, whether by us or our shareholders, could cause the price of our Class A ordinary shares to decline. See page S-22 of this prospectus supplement.

●	We do not know whether a market for the Class A ordinary shares will be sustained or what the trading price of the Class A ordinary shares will be and as a result it may be difficult for you to sell your Class A ordinary shares. See page S-23 of this prospectus supplement.

●	Our existing shareholders will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances. See page S-23 of this prospectus supplement.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our Class A ordinary shares for return on your investment. See page S-23 of this prospectus supplement.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. See page S-24 of this prospectus supplement.

Permissions Required from PRC Authorities

We are subject to legal and operational risks associated with being based in the PRC, which could result in a material change in our PRC operating entities and the VIE’s operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. In recent years, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. As of the date of this prospectus supplement, we, our PRC subsidiaries, or the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction.

As confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm, as of the date of this prospectus supplement, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, or the Regulations on the Network Data Security Administration (the “Security Administration Regulation”), which became effective on January 1, 2025, since (i) as companies that engage in business-oriented consulting services and manufacturing and sales of graphite anode materials, we, our PRC subsidiaries, or the VIE and its subsidiaries, are unlikely to be classified as critical information infrastructure operators (“CIIOs”) by the PRC regulatory agencies; (ii) according to the interpretation of the relevant laws by the CAC, for online platform operators who have listed in foreign countries before the effective date of Cybersecurity Review Measures, and who are not seeking a new listing (such as a secondary or dual listing) in foreign countries, a cybersecurity review is not required; and (iii) the data processed in the business of the VIE and its subsidiaries, which is a knowledge sharing and enterprise service platform business, is unlikely to have a bearing on national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Regulation will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Regulation. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in the 2024 Annual Report.

Furthermore, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of relevant applications or its completion of subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. We are an Existing Issuer, based on the foregoing, we are required to file with the CSRC within three working days following the completion of this offering. We plan to file with the CSRC as required, however, we cannot assure you that we will be able to receive clearance of such compliance requirement in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors Risk—Risks Related to Doing Business in China—The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus supplement, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our PRC subsidiaries, or the VIE and its subsidiaries’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor our PRC subsidiaries, or the VIE and its subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus supplement, we, our PRC subsidiaries, or the VIE and its subsidiaries, (i) are not subject to additional permissions or approval requirements from any governmental agency that are required to approve the operations of our PRC subsidiaries, or the VIE and its subsidiaries, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) a business license; (2) the ICP License for our knowledge sharing and enterprise service platform business; and (3) the approval for the Construction Land Use Planning Permit, the Construction Works Planning Permit, the Construction Permit, the Pollutant Discharge License, the filing-for-record procedures with the relevant work safety administrative department, the approval for the Environmental Impact Report and the Filing Certificate for Fire Safety Inspection and Acceptance of Construction Project for our new business of manufacturing and sales of graphite anode material. However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries, or the VIE and its subsidiaries to be unable to begin their new businesses or operations in the PRC, subject them to fines, subject relevant new businesses or operations to suspension for rectification, or other sanctions. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Business—We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations” in the 2024 Annual Report.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC, or other PRC authorities with respect to this offering, as well as other procedures that may be imposed on us.

Asset Transfers Between Our Company, Our Subsidiaries, and the VIE

The Company’s management directly supervises cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and our PRC subsidiaries, or the VIE and its subsidiaries. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount, intended use and timing of cash requested, and submits it to designated management members of the Company. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submits it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. Prior to the completion of our initial public offering in February 2021, the sources of funding of the Company, its subsidiaries and the VIE primarily consisted of capital injections by shareholders and cash generated from operations. For the last three fiscal years, cash transfers and transfers of other assets among Sunrise New Energy, its subsidiaries, and the VIE were as follows:

(i)	for the period ended the date of this prospectus supplement, GMB HK repaid the interest-free loans of $171,583 to the Company; Zibo Shidong provided a $320,050 interest-free loan to GIOP BJ; Sunrise Guizhou repaid loans of $193,718 to Zibo Shidong; Sunrise Chenhui provided interest-free loans of $276,740 to Zibo Shidong; and Sunrise Guizhou repaid loans of $138,370 with a 4% interest rate to GMB Hangzhou;

(ii)	for the fiscal year ended December 31, 2024, the Company provided interest-free loans of $516,661 to GMB HK, and interest-free loans of $1,300,000 to Zibo Shidong; the VIE provided interest-free loans of $77,268 to GIOP BJ; Zibo Shidong provided interest-free loans of $150,880 to GIOP BJ; Sunrise Guizhou provided loans of $166,766 with a 4% interest rate to GMB Hangzhou, and a loan of $347,430 with a 4% interest rate to Zibo Shidong;

(iii)	for the fiscal year ended December 31, 2023, the Company provided interest-free loans of $400,000 to Zibo Shidong, and received interest-free loans of $150,000 from the Company’s subsidiary, GMB HK; and

(iv)	for the fiscal year ended December 31, 2022, the VIE provided interest-free loans of $6,188,307 to the Company’s subsidiaries, Zhuhai Zibo and Sunrise Guizhou for the construction costs related to the graphite anode business, and the Company’s subsidiary, GMB HK, provided interest-free loans of $310,000 to the Company for professional fees.

As of the date of this prospectus supplement, the Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. See “Prospectus Summary— Selected Condensed Consolidating Financial Schedule” of this prospectus supplement, and our audited consolidated financial statements in the 2024 Annual Report.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus supplement, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions made by us to you with respect to the Class A ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A ordinary shares, including the effects of any change in law after the date of this prospectus supplement.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, in order for us to pay dividends to our shareholders, (1) we will rely on payments made from the VIE, pursuant to the VIE Agreements, and the distribution of such payments to GIOP BJ as dividends from the VIE, and then to our Company, and (2) we will also rely on the payment from our PRC operating subsidiaries to us as dividends. If our PRC subsidiaries, or the VIE and its subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as PRC-sourced income and as a result may be subject to PRC withholding tax. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” in the 2024 Annual Report.

The PRC government also imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our and our PRC subsidiaries, the VIE and its subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company, our subsidiaries, or VIE to transfer cash or assets.  Current PRC regulations permit our PRC operating entities to pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the SAFE in the PRC if certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted outside of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. Furthermore, if our PRC operating entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from our PRC operating entities, we will not be able to pay dividends to our investors, should we desire to do so in the future. For further details, “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” and “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment” in the 2024 Annual Report. Any limitation on the ability of our PRC subsidiaries, or the VIE and its subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital. However, our operations and business, including investment and/or acquisitions by our PRC subsidiaries, or the VIE and its subsidiaries within the PRC, will not be affected as long as the capital is not transferred in or out of the PRC.

Selected Condensed Consolidating Financial Schedule

As a holding company with no material operations of our own, we conduct our operations through Sunrise Guizhou, the VIE and its subsidiaries in the PRC. Our subsidiaries and the VIE and its subsidiaries as of the date of this prospectus supplement are described below:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Subsidiaries
GMB HK	March 22, 2019	HK	100%	Holding company
GIOP BJ	June 3, 2019	PRC	100%	Holding company
Shidong Cloud (Beijing) Education Technology Co., Ltd (“Shidong Cloud”)	December 22, 2021	PRC	75%	Educational consulting
SDH New Energy	October 8, 2021	HK	100%	Holding company
Zhuhai Zibo	October 15, 2021	PRC	100%	New energy investment
Zhuhai Guizhou	November 23, 2021	PRC	100%	New energy investment
Sunrise Guizhou	November 8, 2021	PRC	39.35%	Manufacture of lithium battery materials
Guizhou Sunrise Technology Co., Ltd. (“Sunrise Tech”)	September 1, 2011, acquired through an asset acquisition on July 7, 2022	PRC	39.35%	Manufacture of lithium battery materials
Sunrise (Guxian) New Energy Materials Co., Ltd. (“Sunrise Guxian”)	April 26, 2022	PRC	20.07%	Manufacture of lithium battery materials
Guizhou Sunrise Technology Innovation Research Co., Ltd. (“Innovation Research”)	December 13, 2022	PRC	39.35%	Research and development
Shenzhen Sunrise Yitan New Energy Technology Co., Ltd. (“Sunrise Yitan”)	June 24, 2024	PRC	25.58%	Research and development of Sodium-ion battery
Shenzhen Sunrise Suiyuan New Materials Technology Co., Ltd. (“Sunrise Suiyuan”)	June 24, 2024	PRC	25.58%	Research and development of silicon carbon battery
Guizhou Chenhui Trading Co., Ltd. (“Sunrise Chenhui”)	March 25, 2024	PRC	39.35%	Sales of lithium battery materials
Guizhou Yihui New Energy Co., Ltd.	October 10, 2024	PRC	39.35%	Sales of lithium battery materials
Sunrise Anhui New Energy Materials Co., Ltd. (“Sunrise Anhui”)	January 21,2025	PRC	39.35%	Manufacture of lithium battery materials

VIE and subsidiaries of VIE
SDH	December 5, 2014	PRC	VIE	Knowledge sharing and enterprise service platform provider
GMB (Hangzhou)	November 1, 2017	PRC	100% by VIE	Consulting, training and tailored services provider
GMB Consulting	June 30, 2017	PRC	51% by VIE	Consulting services provider
GMB Culture	June 22, 2017	PRC	51% by VIE	Cultural and artistic exchanges and planning, conference services provider
GMB (Beijing)	June 19, 2018	PRC	51% by VIE	Information technology services provider
Mentor Board Voice of Seeding (Shanghai) Cultural Technology Co., Ltd. (“GMB Technology”)	August 29, 2018	PRC	30.6% by VIE	Technical services provider
Zibo Shidong	October 16, 2020	PRC	100% by VIE	Technical services provider
Beijing Mentor Board Health Technology Co., Ltd (“GMB Health”)	January 7, 2022	PRC	100% by VIE	Health services
Shidong Yike (Beijing) Technology Co., Ltd. (“Shidong Yike”)	July 16, 2021	PRC	100% by VIE	Health services
Guizhou Yuanneng Zhihui Enterprise Management Partnership Enterprise (Limited Partnership) (“Guizhou Yuanneng”)	April 1, 2024	PRC	94% by VIE	Holding company

The following tables present selected condensed consolidating financial data of Sunrise New Energy and its subsidiaries and the VIE and its subsidiaries for the fiscal years ended December 31, 2024, 2023, and 2022 and balance sheet data as of December 31, 2024, 2023, and 2022.

SELECTED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS DATA

	Year ended December 31, 2024
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Revenues, net	-	71,276,389	2,899,946	(9,178,594)	64,997,741
Total cost and operating expenses	1,776,146	86,746,148	2,250,369	(9,178,594)	81,594,069
(Loss) Profit from operations	(1,776,146)	(15,469,759)	649,577	-	(16,596,328)
(Loss) Profit before income taxes	(1,778,111)	(17,052,619)	855,129	-	(17,975,601)
Net (loss) income	(1,778,111)	(17,057,370)	854,317	-	(17,981,164)

	Year ended December 31, 2023
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Revenues, net	-	44,394,292	656,113	-	45,050,405
Total cost and operating expenses	6,524,022	65,728,723	3,327,665	-	75,580,410
Loss from operations	(6,524,022)	(21,334,431)	(2,671,552)	-	(30,530,005)
Loss before income taxes	(6,611,490)	(22,612,303)	(3,697,157)	-	(32,920,950)
Net loss	(6,611,490)	(22,612,303)	(3,696,931)	-	(32,920,724)

	Year ended December 31, 2022
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Revenues, net	-	37,511,989	613,679	-	38,125,668
Total cost and operating expenses	3,586,852	39,001,736	14,346,213	-	56,934,801
Loss from operations	(3,586,852)	(1,489,747)	(13,732,534)	-	(18,809,133)
Loss before income taxes	(5,990,264)	(1,696,242)	(14,628,926)	-	(22,315,432)
Net loss	(5,990,264)	(1,696,003)	(15,438,135)	-	(23,124,402)

SELECTED CONDENSED CONSOLIDATING BALANCE SHEET DATA

	As of December 31, 2024
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Total current assets	2,442,761	66,149,892	14,823,298	(20,405,078)	63,010,873
Total non-current assets	14,540,000	75,540,659	4,537,251	(14,605,751)	80,012,159
Total assets	16,982,761	141,690,551	19,360,549	(35,010,829)	143,023,032
Total current liabilities	252,338	93,511,037	13,398,312	(20,405,078)	86,756,609
Total non-current liabilities	-	28,971,750	-	-	28,971,750
Total liabilities	252,338	122,482,787	13,398,312	(20,405,078)	115,728,359

	As of December 31, 2023
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Total current assets	3,030,688	30,874,514	7,673,555	(5,762,862)	35,815,895
Total non-current assets	14,540,000	80,084,256	4,604,379	(14,540,000)	84,688,635
Total assets	17,570,688	110,958,770	12,277,934	(20,302,862)	120,504,530
Total current liabilities	31,823	64,306,203	4,913,254	(5,762,862)	63,488,418
Total non-current liabilities	-	11,684,348	-	-	11,684,348
Total liabilities	31,823	75,990,551	4,913,254	(5,762,862)	75,172,766

	As of December 31, 2022
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter- company elimination	Group consolidated
	(US$)
Total current assets	7,330,103	33,642,263	9,713,750	(6,048,283)	44,637,833
Total non-current assets	14,690,000	56,445,366	5,939,175	(14,690,000)	62,384,541
Total assets	22,020,103	90,087,629	15,652,925	(20,738,283)	107,022,374
Total current liabilities	15,550	27,666,520	4,389,658	(6,048,283)	26,023,445
Total non-current liabilities	-	7,637,332	-	-	7,637,332
Total liabilities	15,550	35,303,852	4,389,658	(6,048,283)	33,660,777

SELECTED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA

	Year ended December 31, 2024
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter-company elimination	Group consolidated
	(US$)
Net cash used in operating activities	(1,269,634)	(2,574,103)	(1,508,420)	-	(5,352,157)
Net cash provided by (used in) investing activities	1,071,942	(2,293,647)	423,298	1,430,868	632,461
Net cash (used in) provided by financing activities	(150,000)	11,251,341	961,196	(1,430,868)	10,631,669

	Year ended December 31, 2023
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter-company elimination	Group consolidated
	(US$)
Net cash (used in) provided by operating activities	(1,516,279)	(5,592,986)	(423,730)	250,000	(7,282,995)
Net cash provided by (used in) investing activities	878,000	(7,881,035)	-	-	(7,003,035)
Net cash provided by (used in) financing activities	-	13,529,267	400,000	(250,000)	13,679,267

	Year ended December 31, 2022
	Parent	Subsidiaries	VIE and VIE’s subsidiaries	Inter-company elimination	Group consolidated
	(US$)
Net cash used in operating activities	(808,226)	(5,444,733)	(3,320,442)	-	(9,573,401)
Net cash used in investing activities	-	(45,299,072)	(6,188,307)	5,878,307	(45,609,072)
Net cash provided by financing activities	310,000	51,328,368	-	(5,878,307)	45,760,061

Share Capital Increase and Re-organization

On February 8, 2024, the Company held the 2023 annual general meeting of shareholders (the “Meeting”) . At the Meeting, the shareholders of the Company approved the increase and re-organization of the Company’s authorized share capital, pursuant to which, the Company increased its authorized share capital from US$50,000 consisting of 500,000,000 ordinary shares of par value $0.0001 each to $500,000 consisting of 5,000,000,000 ordinary shares of par value US$0.0001 each (the “Share Capital Increase”).

Immediately following the Share Capital Increase, the Company re-designated and re-classified its authorized share capital so that the aforementioned authorized share capital of 5,000,000,000 ordinary shares were divided into 3,500,000,000 Class A ordinary shares, with each Class A ordinary share entitled to one vote at any general meeting of the Company, and 1,500,000,000 Class B ordinary shares, with each Class B ordinary share entitled to twenty votes at any general meeting of the Company.

Entry into a Material Definitive Agreement with an Investor

On July 31, 2025, we entered into a securities purchase agreement with an investor, pursuant to which we issued and sold in a registered direct offering 1,000,000 Class A ordinary shares. The offering price for the Class A ordinary shares issued and sold in the foregoing transaction was $5.50 per Class A ordinary share. The closing of the transaction took place on September 23, 2025. The gross proceeds to the Company were $550,000 before deducting the offering expenses.

The Class A ordinary shares described above were offered by the Company pursuant to the Registration Statement.

Corporate Information

Our principal executive offices are located at Room 703, West Zone, R&D Building, Zibo Science and Technology Industrial Entrepreneurship Park, No. 69 Sanying Road, Zhangdian District, Zibo City, Shandong Province, PRC, and our phone number is +86 10-82967728. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited c/o Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, and the phone number of our registered office is +1 345 945 1040. We maintain a corporate website at https://www.sunrisenewenergy.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The Offering

Securities offered by us pursuant to this prospectus supplement	3,000,000 Class A ordinary shares

Offering price	$0.55 per Class A ordinary share

Total Class A ordinary shares outstanding before this offering	22,161,978 Class A ordinary shares

Total Class A ordinary shares outstanding immediately after this offering	25,161,978 Class A ordinary shares

Total Class B ordinary shares outstanding	6,567,272

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-27 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-21 of this prospectus supplement, on page 22 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Class A ordinary shares are listed on Nasdaq under the symbol “EPOW.”

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors incorporated by reference to our 2024 Annual Report and in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Doing Business in China

Escalating U.S.-China trade tensions and shifting international trade policies may increase our costs, disrupt supply chains, and adversely affect customer demand, thereby materially impacting our business, financial condition, and results of operations.

There have been heightened tensions in international relations, particularly between the United States and China. Recently, the U.S. government has taken steps to reassess its trade policies with several countries, with a primary focus on China. These policies have undergone significant changes, including the imposition of escalating tariffs, strategic export controls, and targeted sanctions. However, the future direction of U.S. and global trade policy remains uncertain. It is unclear what additional actions may be taken by the U.S. or other governments regarding international trade agreements, tariffs on imported goods, tax policies related to international commerce, or other trade-related measures. Should new tariffs, legislation, or regulations be introduced, or if existing trade agreements are renegotiated or further retaliatory actions are taken in response to ongoing U.S.-China trade tensions, such developments could adversely affect the demand for our products, limit our access to certain markets, or impair the competitiveness of our pricing.

Moreover, our cost structure is sensitive to the prices of components and raw materials, which are subject to global commodity market conditions, supply chain disruptions, and transportation costs. Continued increases due to tariffs or supply chain inefficiencies may erode our gross margins. Furthermore, increased costs borne by our customers, particularly those with international exposure, could be passed on to us, potentially affecting our revenue and operating margins. Although we are taking measures to safeguard our operational flexibility and evaluating alternative sourcing and technological solutions, we cannot guarantee that these measures will fully shield us from the broader economic and regulatory effects of the ongoing trade conflict and policy shifts. As a result, our business, financial condition, and results of operations could be materially and adversely affected by continued trade tensions, rising costs, and regulatory uncertainty in the global trade environment.

Risks Related to this Offering and our Class A Ordinary Shares

Our share price may be volatile and could decline substantially.

The market price of our Class A ordinary shares may be volatile, both because of actual and perceived changes in our financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of our Company or other companies in the retail business;

●	changes in financial estimates by research analysts;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting us or our industry;

●	the trading volume of our Class A ordinary shares in the public market;

●	the release of lockup, escrow, or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Chinese economies;

●	financial market conditions;

●	any COVID-19 resurgence;

●	natural disasters, terrorist acts, acts of war, or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of our Class A ordinary shares.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our Class A ordinary shares, whether by us or our shareholders, could cause the price of our Class A ordinary shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A ordinary shares in the public market, the trading price of our Class A ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Class A ordinary shares could also depress the market price of our shares. A decline in the price of our Class A ordinary shares might impede our ability to raise capital through the issuance of additional Class A ordinary shares or other equity securities. In addition, the issuance and sale by us of additional Class A ordinary shares, or securities convertible into or exercisable for our Class A ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our Class A ordinary shares as well as make future sales of equity securities by us less attractive or not feasible.

We do not know whether a market for the Class A ordinary shares will be sustained or what the trading price of the Class A ordinary shares will be and as a result it may be difficult for you to sell your Class A ordinary shares.

Although our Class A ordinary shares trade on Nasdaq, an active trading market for the Class A ordinary shares may not be sustained. It may be difficult for you to sell your Class A ordinary shares without depressing the market price for the Class A ordinary shares. As a result of these and other factors, you may not be able to sell your Class A ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling Class A ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our Class A ordinary shares as consideration.

Securities analysts may not cover our Class A ordinary shares and this may have a negative impact on the market price of our Class A ordinary shares.

The trading market for our Class A ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our Class A ordinary shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our Class A ordinary shares to decline.

Our existing shareholders will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that our existing shareholders will experience an immediate dilution relative to net tangible book value per Class A ordinary share as a result of this offering. Our net tangible book value on December 31, 2024 was US$27,222,764, or US$1.01 per Class A ordinary share. After giving effect to the sale of 3,000,000 Class A ordinary shares at an offering price of US$0.55 per ordinary share, and after deducting the estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of December 31, 2024 would have been US$28,846,764, or US$0.96 per Class A ordinary share. This represents an immediate decrease in net tangible book value of US$0.05 per Class A ordinary share to our existing shareholders and an immediate increase in net tangible book value of US$0.41 per Class A ordinary share to the investors participating in this offering.

We may in the future issue additional Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares. We cannot assure you that we will be able to sell our Class A ordinary shares or other securities in any other offering or other transactions at a price per Class A ordinary share that is equal to or greater than the price per Class A ordinary share paid by the investor in this offering. The price per Class A ordinary share at which we sell additional Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares in future transactions may be higher or lower than the price per Class A ordinary share in this offering. If we do issue any such additional Class A ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our Class A ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Subject to the Cayman Companies Act (as defined below), the Company in a general meeting may declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares will likely depend entirely upon any future price appreciation of our Class A ordinary shares. There is no guarantee that our Class A ordinary shares will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment in our Class A ordinary shares.

Techniques employed by short sellers may drive down the market price of our Class A ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our Class A ordinary shares could be greatly reduced or rendered worthless.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in the PRC. In addition, the majority of our officers and directors are nationals and residents of countries other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

●	on an actual basis, as derived from our consolidated financial statements as of December 31, 2024, which are incorporated by reference into this prospectus supplement; and

●	on an as adjusted basis to give further effect to the issuance and sale of 3,000,000 Class A ordinary shares at the offering price of US$0.55 per Class A ordinary share, after deducting the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	December 31, 2024
	Actual	As adjusted
	$	$
Shareholders’ Equity:
Class A ordinary shares, par value $0.0001; 3,500,000,000 Class A ordinary shares authorized; 20,419,678 Class A ordinary shares issued and outstanding; 23,419,678 Class A ordinary shares issued and outstanding, as adjusted	$2,041	$2,342
Class B ordinary shares, par value $0.0001; 1,500,000,000 Class B ordinary shares authorized; 6,567,272 Class B ordinary shares issued and outstanding	657	657
Subscription receivable	(100,000)	(100,000)
Additional paid-in capital(1)	32,175,698	33,799,397
Statutory reserve	2,477,940	2,477,940
Retained earnings	(42,243,463)	(42,243,463)
Accumulated other comprehensive loss	(2,577,144)	(2,577,144)
Total Shareholders’ Deficit	$(10,264,271)	$(8,640,271)
Total Capitalization	$(10,264,271)	$(8,640,271)

Notes:

(1)	Additional paid-in capital reflects the sale of Class A ordinary shares in this offering at a public offering price of $0.55 per share, and after deducting the estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only. We estimate that such net proceeds will be approximately $1,624,000 ($1,650,000 gross offering proceeds, less offering expenses of approximately $26,000).

DILUTION

Our net tangible book value on December 31, 2024 was US$$27,222,764, or US$1.01 per Class A ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 3,000,000 Class A ordinary shares at an offering price of US$0.55 per Class A ordinary share, and after deducting the estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of December 31, 2024 would have been US$28,846,764, or US$0.96 per Class A ordinary share. This represents an immediate decrease in net tangible book value of US$0.05 per Class A ordinary share to our existing shareholders and an immediate increase in net tangible book value of US$0.41 per Class A ordinary share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per Class A ordinary share to shareholders after the issuance of the Class A ordinary shares in this offering:

Public offering price per Class A ordinary share	US$	0.55
Net tangible book value per Class A ordinary share as of December 31, 2024	US$	1.01
As adjusted net tangible book value per Class A ordinary share after this offering	US$	0.96
Decrease per Class A ordinary share attributable to existing investors	US$	0.05
Net tangible book value increase per Class A ordinary share to the new investor	US$	0.41

The foregoing table and discussion is based on 20,419,678 Class A ordinary shares and 6,567,272 Class B ordinary shares outstanding as of December 31, 2024.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$1,624,000, after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time (which is referred to in this section as, respectively, the “Memorandum” and the “Articles”), are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, currently in effect.

We were incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Companies Act”) on February 22, 2019. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm, or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation enacted in the Cayman Islands;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Shares

Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors of the Company (the “Board”) determines otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Our authorized share capital is US$500,000 divided into 3,500,000,000 Class A ordinary shares of par value US$0.0001 each and 1,500,000,000 Class B ordinary shares of par value US$0.0001 each. Subject to the provisions of the Cayman Companies Act, the rules of Nasdaq, our Memorandum and Articles, and any special rights conferred on the holders of any shares or class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount, except in accordance with the provisions of Cayman Companies Act. In particular and without prejudice to the generality of the foregoing, the Board is empowered to authorize the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by Cayman Companies Act. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A ordinary shares or Class B ordinary shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Markets

Our Class A ordinary shares have been listed on Nasdaq under the symbol “EPOW.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A ordinary shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Dividends may be declared and paid out of the profits of the Company, realized or unrealized, or from any reserve set aside from profits which the directors determine is no longer needed. The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Cayman Companies Act.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A ordinary share and 20 votes for every Class B ordinary share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class. The necessary quorum for such meeting shall be a person or persons together holding or representing by proxy not less than one-third in nominal value of the issued voting shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase the Company’s share capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favorable voting rights, must include the words “restricted voting” or “limited voting”;

(d)	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Company’s Memorandum (subject, nevertheless, to the Cayman Companies Act), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, on such terms and in such manner, including out of capital, as the Board may deem fit;

(b)	with the consent by special resolution passed at a separate general meeting of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase or otherwise acquire its own shares, with such power to be exercisable by the Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit and any determination by the Board of the manner of purchase shall be deemed authorized by the Articles for purposes of the Cayman Companies Act.

Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable laws.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Conversion of Shares

Each Class B ordinary share issued is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such shares, into one fully paid and non-assessable Class A ordinary share.

Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a holder thereof to any person or entity which is not an affiliate of such holder, each such Class B ordinary share shall be automatically and immediately converted into one Class A ordinary share upon the effectiveness of such transfer such that the recipient receives one Class A ordinary share for every one Class B ordinary share attempted to be transferred.

All conversions of Class B ordinary share to Class A ordinary share shall be effected by way of redemption or repurchase by the Company of the relevant Class B ordinary share and the simultaneous issue of Class A ordinary share in consideration for such redemption or repurchase. The shareholders and the Company are required to procure that any and all necessary corporate actions are taken to effect such conversion.

Transfer of Shares

Subject to the restrictions contained in our Articles and the requirements of Nasdaq, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in any usual or common form or any other form approved by the Board or Nasdaq. The instrument of transfer must be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so.

Our board of directors may, in its absolute discretion, decline to recognize any instrument of transfer unless:

(a)	a fee of such maximum sum as the Designated Stock Exchange (as defined under our Articles) may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is lodged at the registered office of the Company or such other place at which the Company’s register of members (or branch register) is kept in accordance with the Cayman Companies Act accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

(d)	if applicable, the instrument of transfer is duly and properly stamped; and

(e)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as the Board may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meeting

Our Articles require the Company to hold an annual general meeting each year at such time and place as may be determined by the Board.

All general meetings other than annual general meetings shall be called extraordinary general meetings. Extraordinary general meetings may be held at such times and in any location in the world as may be determined by the Board.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at general meetings. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Company’s registered office. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

To the extent that shareholders hold in aggregate less than thirty percent (30%) of the outstanding voting shares in the Company, they cannot: (a) call general meetings or annual general meetings; and (b) include matters for consideration at shareholder meetings.

A shareholder may give notice to the Company of business proposed to be brought before an annual general meeting provided that such notice of proposal of business must be delivered to, or mailed and received at the principal executive offices of the Company not less than ninety (90) days and not more than one hundred and twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting; provided, however, that if the date of the annual general meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, such notice by the Member (as defined in the Articles), to be timely, must be so delivered, or so mailed and received, not later than the ninetieth (90th) day prior to such annual general meeting or, if later, the tenth (10th) day following the day on which “public disclosure” of the date of such meeting was first made by the Company.

At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the time and place of the meeting and, in the case of special business, the general nature of the business to be conducted and further, in the case of any matter for which approval by special resolution shall be required, the intention to propose such a special resolution. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act, any annual or extraordinary general meeting may be called by shorter notice, if it is so agreed: (a) in the case of a meeting called as an annual general meeting, by all the shareholders entitled to attend and vote thereat, and (b) in the case of any other meeting, by a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent. (95%) in nominal value of the issued shares giving that right.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the Articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded (a) by the chairman of the meeting; (b) by at least three shareholders present in person, by its duly authorized representative or by proxy for the time being entitled to vote at the meeting; (c) by a shareholder or shareholders present in person, by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; (d) by a shareholder or shareholders present in person, by its duly authorized representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right; or (e) if required by the rules of Nasdaq, by any director or directors who, individually or collectively, hold proxies in respect of shares representing five per cent. (5%) or more of the total voting rights at such meeting. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

We may by ordinary resolution passed at a general meeting, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of two director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the Board may determine.

No director shall be required to hold any shares of the Company by way of qualification and a director who is not a shareholder shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting. At each annual general meeting held, our directors will be (re-)appointed by an ordinary resolution of our shareholders.

A director may be removed by ordinary resolution.

The office of a director shall be vacated if the director:

(a)	resigns his office by notice in writing delivered to the Company at the registered office or tendered at a meeting of the Board;

(b)	becomes of unsound mind or dies;

(c)	without special leave of absence from the Board, is absent from meetings of the Board for six (6) consecutive months and the Board resolves that his office be vacated;

(d)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(e)	is prohibited by law from being a director; or

(f)	ceases to be a director by virtue of any provision of the Cayman Companies Act or is removed from office pursuant to the Articles.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act, our Memorandum and Articles, our business shall be managed by the directors, who may exercise all our powers which are not by the Cayman Companies Act, any other law applicable to the Company or the Articles, or by the Articles required to be exercised by the Company in general meeting.

Without prejudice to the general powers conferred by our Articles to the Board, our Articles expressly provide the Board with the following powers:

(a)	to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

(b)	to give to any directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration; and

(c)	to resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Cayman Companies Act.

The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under the Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorized under the seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s seal.

Without prejudicing the freedom of the directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on Nasdaq, the Board shall establish and maintain an audit committee, a compensation committee and a nominating and corporate governance committee as committees of the Board, the composition and responsibilities of which shall comply with the FINRA Rules, the rules and regulations of the SEC and the rules and regulations of Nasdaq, as appropriate.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company must declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. Following a declaration being made, subject to any separate requirement for audit committee approval under applicable law or the listing rules of Nasdaq, and unless disqualified by the chairman of the relevant Board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Capitalization of Profits

The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the shareholders or any class of shareholders who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such shareholders respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such shareholders, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealized profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such shareholders credited as fully paid.

Liquidation Rights

If we are wound up, the shareholders may, subject to the Articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf with the sanction of a resolution.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. The register of members are promptly updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Cayman Companies Act subject to certain exemptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles provide to the extent permitted by law, we shall indemnify our directors, secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Our Articles further provide that each shareholder agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our Articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owe three types of duties to the company: (a) statutory duties, (b) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at general meetings. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Company’s registered office. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

To the extent that shareholders hold in aggregate less than thirty percent (30%) of the outstanding voting shares in the Company, they cannot include matters for consideration at shareholder meetings.

A shareholder may give notice to the Company of business proposed to be brought before an annual general meeting provided that such notice of proposal of business must be delivered to, or mailed and received at the principal executive offices of the Company not less than ninety (90) days and not more than one hundred and twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting; provided, however, that if the date of the annual general meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, such notice by the Member, to be timely, must be so delivered, or so mailed and received, not later than the ninetieth (90th) day prior to such annual general meeting or, if later, the tenth (10th) day following the day on which “public disclosure” of the date of such meeting was first made by the Company.

As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our Articles require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our Articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if the director (a) becomes of unsound mind or dies, (b) without special leave of absence from the board of directors, is absent from meetings of the board of directors for six (6) consecutive months and the board of directors resolves that his office be vacated, (d) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors, (e) is prohibited by law from being a director, or (f) ceases to be a director by virtue of any provision of the Cayman Companies Law is removed from office pursuant to the Articles.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our Articles, the Company may be wound up by a special resolution of our shareholders. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our Articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our Articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Law (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by accessing their website here: https://ombudsman.ky.

History of Share Capital

Sunrise New Energy was incorporated under the laws of the Cayman Islands on February 22, 2019. The authorized share capital upon incorporation was US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 per share.

On February 22, 2019, Sunrise New Energy issued 999,999 ordinary shares to the controlling shareholders and one ordinary share to Osiris International Cayman Limited at par US$0.0001 per share. On August 8, 2019, Sunrise New Energy issued an aggregate of 27,000,000 ordinary shares at a price of US$0.0001 per share with total consideration of US$2,800, pro-rata to the shareholders of Sunrise New Energy as of such date.

On April 2, 2020, the shareholders of the Company authorized a one-for-0.88 reverse share split of the Company’s outstanding and issued ordinary shares (the “First Reverse Share Split”), which became effective on April 3, 2020. Any fractional ordinary share that would have otherwise resulted from the First Reverse Share Split were rounded up to the nearest full share. The First Reverse Share Split did not change the par value of the ordinary shares and had no effect on the number of authorized ordinary shares of the Company. As a result of the First Reverse Share Split, 28,000,000 ordinary shares that were issued and outstanding at April 3, 2020 was reduced to 24,640,000 ordinary shares (taking into account the rounding of fractional shares).

On April 24, 2020, the shareholders of the Company authorized another one-for-0.68 reverse share split of the Company’s issued and outstanding ordinary shares (the “Second Reverse Share Split”), which became effective on April 24, 2020. Any fractional ordinary share that would have otherwise resulted from the Second Reverse Share Split were rounded up to the nearest full share. The Second Reverse Share Split did not change the par value of the ordinary shares and had no effect on the number of authorized ordinary shares of the Company. As a result of the Second Reverse Share Split, 24,640,000 ordinary shares that were issued and outstanding at April 24, 2020 was reduced to 16,800,000 ordinary shares (taking into account the rounding of fractional shares).

Share Issuances in Our Initial Public Offering

On February 11, 2021, the Company closed its initial public offering on Nasdaq. The Company offered 6,720,000 ordinary shares, par value US$0.0001 per share, at a price of $4.00 per share and received total gross proceeds of $26,880,000. Besides, the Company offered 1,008,000 ordinary shares, par value US$0.0001 per share, as part of the representative of the underwriters’ over-allotment option, at a price of $4.00 per share and received total gross proceeds of $4,032,000. Total net proceeds amounted to $27,504,639 after deducting underwriting discounts and other related expenses.

Share Capital Increase and Re-organization

At the annual general meeting of the shareholders of the Company held on February 8, 2024, the shareholders approved the increase and re-organization of the Company’s authorized share capital, pursuant to which, the Company increased its authorized share capital from US$50,000 consisting of 500,000,000 ordinary shares of par value $0.0001 each to $500,000 consisting of 5,000,000,000 ordinary shares of par value US$0.0001 each.

Immediately following the Share Capital Increase, the Company re-designated and re-classified its authorized share capital so that the aforementioned authorized share capital of 5,000,000,000 ordinary shares were divided into 3,500,000,000 Class A ordinary shares, with each Class A ordinary share entitled to one vote at any general meeting of the Company, and 1,500,000,000 Class B ordinary shares, with each Class B ordinary share entitled to twenty votes at any general meeting of the Company.

Share Consolidation

On September 16, 2024, the extraordinary general meeting of shareholders of the Company was held, at which meeting, the shareholders resolved, by way of an ordinary resolution, that the authorized, issued and outstanding shares of the Company be consolidated by consolidating: (i) every ten (10) Class A ordinary shares into one (1) Class A ordinary share; and (ii) every ten (10) Class B ordinary shares into one (1) Class B ordinary share (the “Share Consolidation Resolution”). The share consolidation is conditional upon the approval of the Board, in its sole discretion, with effect as of the date the Board may determine (the “Effective Date”). The Effective Date must be a date within twelve months following the date of the Share Consolidation Resolution. The share consolidation is not yet effective as of the date of this prospectus supplement.

Share Issuances under the 2022 Stock Incentive Plan

Our board of directors adopted the 2022 Stock Incentive Plan (the “2022 Plan”) in July 2022, effective as of July 11, 2022, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. Under the 2022 Plan, the maximum aggregate number of shares that may be issued pursuant to all awards shall be 3,679,200 ordinary shares.

The Company filed a registration statement on Form S-8 on August 26, 2022 and reserved 3,679,200 ordinary shares issuable pursuant to the 2022 Plan. In August 2022, the Company issued 833,550 shares under the 2022 Plan to qualified persons. Among the 833,550 issued shares, 628,800 were issued to the affiliates of the Company, and 204,750 to the non-affiliates of the Company.

2024 Employee Share Incentive Plan

At the Meeting held on February 8, 2024, the shareholders of the Company approved the 2024 Employee Share Incentive Plan. The Company adopted the 2024 Employee Share Incentive Plan for the granting of restricted share units to employees, directors and non-employees to provide an additional incentive for their services. The maximum number of ordinary shares that may be delivered pursuant to awards granted to the eligible persons under the 2024 Employee Share Incentive Plan may not exceed 2,613,000 ordinary shares of par value $0.0001 per share. The Company has not granted any awards under the 2024 Employee Share Incentive Plan to its employees, directors and non-employees as of the date of this prospectus supplement.

Share Issuances under the 2024 Subscription Agreement

On October 18, 2024, the Company entered into a subscription agreement with Chong Ee Chang, a Malaysian citizen. Pursuant to the subscription agreement, Chong Ee Chang agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Chong Ee Chang an aggregate of 103,300 Class A ordinary shares of the Company, par value US$0.0001 per share, for an aggregate purchase price of $100,000. The Company received the subscription proceeds on February 25, 2025.

2025 Employee Share Incentive Plan

On March 1, 2025, the Board approved the 2025 Employee Share Incentive Plan. The Company adopted the 2025 Employee Share Incentive Plan for the granting of restricted share units to employees, directors, and non-employees to provide an additional incentive for their services. The maximum number of Class A Ordinary Shares that may be delivered pursuant to awards granted to the eligible persons under the 2025 Employee Share Incentive Plan may not exceed 4,000,000 Class A Ordinary Shares of par value $0.0001 per share. The Company has not granted any awards under the 2025 Employee Share Incentive Plan to its employees, directors, and non-employees as of the date of this reoffer prospectus.

Registered Direct Offering in September 2025

On July 31, 2025, we entered into a securities purchase agreement with an investor, pursuant to which we issued and sold in a registered direct offering 1,000,000 Class A ordinary shares. The offering price for the Class A ordinary shares issued and sold in the foregoing transaction was $5.50 per Class A ordinary share. The closing of the transaction took place on September 23, 2025. See “Prospectus Supplement Summary—Entry into a Material Definitive Agreement with an Investor.”

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus supplement is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any Class A ordinary shares that are sold by them. We have not entered into any underwriting agreement, arrangement, or understanding for the sale of the Class A ordinary shares being offered. In the event we retain a broker who may be deemed an underwriter, we will file a prospectus supplement with the SEC. This offering is intended to be made solely by the delivery of this prospectus supplement and the accompanying subscription agreements to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Exchange Act.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation;

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) and (a)(4)(iii).

We have entered into a subscription agreement with an investor pursuant to which we will sell to the investor Class A ordinary shares at the aggregate offering price of US$0.55 in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investor. The factors considered in determining the price included the recent market price of our Class A ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We entered into the subscription agreement directly with the investor on August 8, 2025, and we will only sell to such investor pursuant to such subscription agreement.

We expect that delivery of the Class A ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about October 13, 2025, subject to customary closing conditions.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Jincheng Tongda & Neal Law Firm.

EXPERTS

The consolidated financial statements of Sunrise New Energy Co., Ltd. and its subsidiaries and affiliated entities for the fiscal year ended December 31, 2024 incorporated in this prospectus supplement by reference to the 2024 Annual Report, have been so incorporated by reference in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The office of Wei, Wei & Co., LLP is located at 133-10 39th Avenue, Flushing, NY 11354.

The consolidated financial statements of Sunrise New Energy Co., Ltd. and its subsidiaries and affiliated entities for the fiscal years ended December 31, 2023 and 2022 incorporated in this prospectus supplement by reference to the 2024 Annual Report, have been so incorporated by reference in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The office of Marcum Asia CPAs LLP is located at Seven Penn Plaza, Suite 830, New York, NY 10001.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025;

(2)	our current reports on Form 6-K filed with the SEC on August 8, 2025 and September 26, 2025;

(3)	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on February 4, 2021, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our 2024 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Sunrise New Energy Co., Ltd.

Room 703, West Zone, R&D Building

Zibo Science and Technology Industrial Entrepreneurship Park, No. 69 Sanying Road

Zhangdian District, Zibo City, Shandong Province

People’s Republic of China

Tel: 861082967728

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

$200,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Sunrise New Energy Co., Ltd.

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our ordinary shares, par value $0.0001 per share (“Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately, as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We are a holding company incorporated in the Cayman Islands. We are not a Chinese operating company. The securities offered in this offering are securities of Sunrise New Energy Co., Ltd., the offshore holding company in the Cayman Islands. Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Sunrise New Energy,” “our Company,” and the “Company” refer to Sunrise New Energy Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands; and “SDH” or “the VIE” are to Global Mentor Board (Beijing) Information Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements.

As a holding company with no material operations of our own, substantially all of our business is conducted by (1) Sunrise (Guizhou) New Energy Material Co., Ltd (“Sunrise Guizhou”), a joint venture established by Zhuhai (Zibo) Investment Co., Ltd. (“Zhuhai Zibo”), a wholly owned subsidiary of the Company, and certain other partners, as a limited company pursuant to PRC laws, for the purpose of manufacturing and sales of graphite anode materials; and (2) SDH, the VIE entity that operates a knowledge sharing platform in China. Neither we nor our subsidiaries own any shares in the VIE. Instead, we are the primary beneficiary of the VIE for accounting purposes, as we control and receive the economic benefits of the VIE’s business operation through a series of contractual arrangements, also known as VIE Agreements, dated June 10, 2019, solely because we met the conditions for consolidation of the VIE under the generally accepted accounting principles in the United States (“U.S. GAAP”) for accounting purposes. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—The VIE Agreements.” As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries. The VIE Agreements enable us to be the primary beneficial of the VIE for accounting purposes, and consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP because we met the conditions for consolidation of the VIE. Pursuant to the VIE Agreements, which have not been tested in a court of law, the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated as if they were the results of our operations for accounting purposes only.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “EPOW.” On August 1, 2023, the last reported sale price of our Ordinary Shares on Nasdaq was $2.23 per share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of August 1, 2023, was approximately $31.81 million, which was calculated based on 11,609,680 Ordinary Shares held by non-affiliates and the price of $2.74 per share, which was the closing price of our Ordinary Shares on Nasdaq on June 22, 2023. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 22 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2022 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

As of December 31, 2022 and 2021, the VIE accounted for an aggregate of 8.79% and 51.21%, of our consolidated total assets, respectively, 13.04% and 99% of our consolidated total liabilities, respectively, and 1.61% and 100%, of our consolidated total net revenues, respectively. See our consolidated financial statements and the related notes in the 2022 Annual Report. Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. We have relied and expect to continue to rely on the VIE Agreements to control and operate the business of the VIE. The VIE Agreements, however, may not be as effective in providing us with the necessary control over the VIE and its operations. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. Under the current VIE Agreements, however, we rely on the performance by the VIE and its shareholders of their respective obligations under the contracts to exercise control over the VIE. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including, but not limited to the validity and enforcement of the VIE Agreements. The VIE Agreements may not be effective in providing control over the VIE. We may be also subject to sanctions imposed by PRC regulatory agencies, including Chinese Securities Regulatory Commission, if we fail to comply with their rules and regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China,” and “Risks Related to Our Corporate Structure” in the 2022 Annual Report.

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiary may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiary could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue its current business operations.

We are subject to certain legal and operational risks associated with being based in the PRC, which could result in a material change in our PRC operating entities and the VIE’s operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. As of the date of this prospectus, we, our PRC subsidiaries, or the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction.

As confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm (“JT&N”), as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, or if the draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) is enacted as proposed, since (i) as companies that engage in business-oriented consulting services and manufacturing and sales of graphite anode materials, we, our PRC subsidiaries, or the VIE and its subsidiaries are unlikely to be classified as critical information infrastructure operators (“CIIOs”) by the PRC regulatory agencies; (ii) according to the interpretation of the relevant laws by the CAC, for online platform operators who have listed in foreign countries before the effective date of Cybersecurity Review Measures, and who are not seeking a new listing (such as a secondary or dual listing) in foreign countries, a cybersecurity review is not required; and (iii) the data processed in the business of the VIE and its subsidiaries, which is knowledge sharing and enterprise service platform business, is unlikely to have a bearing on national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors Risk — Risks Relating to Doing Business in the PRC—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities.in the 2022 Annual Report.

Furthermore, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of relevant applications or its completion of subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. We are an Existing Issuer, based on the foregoing, we are required to file with the CSRC within three working days following the completion of this offering. We plan to file with the CSRC as required, however, we cannot assure you that we will be able to receive clearance of such compliance requirement in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors Risk—Risks Relating to Doing Business in the PRC—The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.” in the 2022 Annual Report.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our PRC subsidiaries, or the VIE and its subsidiaries’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor our PRC subsidiaries, or the VIE and its subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus, we, our PRC subsidiaries, or the VIE and its subsidiaries, (i) are not subject to additional permissions or approval requirements from any governmental agency that are required to approve the operations of our PRC subsidiaries, or the VIE and its subsidiaries, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) business license; (2) the ICP License for our knowledge sharing and enterprise service platform business; and (3) the approval for the Construction Land Use Planning Permit, the Construction Works Planning Permit, the Construction Permit, the Pollutant Discharge License, the filing-for-record procedures with the relevant work safety administrative department, the approval for the Environmental Impact Report and the Filing Certificate for Fire Safety Inspection and Acceptance of Construction Project for our new business of manufacturing and sales of graphite anode material. However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries, or the VIE and its subsidiaries to be unable to begin their new businesses or operations in the PRC, subject them to fines, relevant new businesses or operations suspension for rectification, or other sanctions. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Business—We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our online business, which could have a material adverse impact on our business, financial conditions and results of operations.” in the 2022 Annual Report.

In addition, all the securities we are registering for sale may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) and related regulations, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years beginning in 2022. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained a provision to amend the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our former auditor, Friedman LLP, was a PCAOB-registered public accounting firm headquartered in New York during the time it served as our independent auditor. Marcum Asia CPAs LLP (“MarcumAsia”), a PCAOB registered public accounting firm headquartered in New York, has been our independent auditor since December 16, 2022. The change in auditor was made due to the combination of Friedman LLP with Marcum LLP effective September 1, 2022. Our current and former auditors are both subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and have been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our offering is not affected by the HFCA Act and related regulations. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Holding Foreign Companies Accountable Act and related regulations all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor.”  in the 2022 Annual Report.

As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our operating entities. However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company, our subsidiaries, or the VIE to transfer cash or assets.  Current PRC regulations permit our PRC operating entities (our PRC subsidiaries and the VIE) to pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Cash dividends, if any, on our Ordinary Shares would be paid in U.S. dollars. The PRC government also imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) in the PRC if certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. Furthermore, if our PRC operating entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from our PRC operating entities, we will not be able to pay dividends to our investors, should we desire to do so in the future. For further details, see “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China— Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment”, and “PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating entities”, and see “To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.” in the 2022 Annual Report, and see “Risk Factors—To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.” of this prospectus. Also see “Prospectus Summary—Asset Transfers between Our Company, Our Subsidiaries, and the VIE,” and “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences” of this prospectus.

Our finance department is responsible for establishing our cash management policies and procedures, which are as follows: (i) each PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested, and (ii) the designated management member examines and approves/rejects the allocation of cash based on the sources of cash and the priorities of the needs, and submits the decision to our finance department for a final review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred, nor is there a written policy that addresses how we will handle any limitations on cash transfers due to PRC law. The foregoing are based upon our internal financial control policies, rather than any contractual or regulatory requirements.

Prior to the completion of our initial public offering in February 2021, the sources of funding of the Company, its subsidiaries and the VIE primarily consisted of capital injections by shareholders and cash generated from operations; after the completion of our initial public offering, Sunrise New Energy made capital contributions to its subsidiaries. As of the date of this prospectus, cash transfers and transfers of other assets between the Company, its subsidiaries and the VIE were as follows: (i) for the period ended the date of this prospectus, the VIE provided interest-free loans of $ 364,016 to the Company’s subsidiary, Sunrise Guizhou, for the construction costs related to the graphite anode business and the loan had been fully repaid in February 2023. In addition, the Company’s subsidiary, GMB HK, provided interest-free loans of $150,000 to the Company for its professional fees. (ii) for the fiscal year ended December 31, 2022, the VIE provided interest-free loans of $6,188,307 to the Company’s subsidiaries, Zhuhai Zibo and Sunrise Guizhou for the construction costs related to the graphite anode business, and the Company’s subsidiary, GMB HK, provided interest-free loans of $310,000 to the Company for professional fees; (iii) for the fiscal year ended December 31, 2021, the Company transferred the proceeds from its initial public offering in the amount of $15,000,000 to its subsidiary, Zhuhai Zibo, and the VIE provided interest-free loans of $90,000 to the Company for professional fees related to the initial public offering; (iv) for the fiscal year ended December 31, 2020, the VIE provided interest-free loans of $128,282 to the Company for professional fees related to the initial public offering. For more details, see “Prospectus Summary—Asset Transfers between Our Company, Our Subsidiaries, and the VIE,” “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences”, and “Prospectus Summary—Selected Condensed Consolidated Financial Schedule of Sunrise New Energy and its Subsidiaries and the VIE,” and our audited consolidated financial statements in the 2022 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Affiliated Entities” are to Sunrise New Energy’s subsidiaries, and the VIE and its subsidiaries;

●	“APP” are to our mobile application, “Shidonghui APP;”

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Enterprise Service Client” or “Enterprise Service Clients” are to small and medium-sized enterprises that have entered into service agreements with us for customized enterprise services;

●	“Expert” or “Experts” are to individual(s) qualified and certified by us to provide services to Users and Members;

●	“GIOP BJ” are to Beijing Mentor Board Union Information Technology Co, Ltd., a limited liability company organized under the laws of the PRC, Zhuhai Zibo’s wholly owned subsidiary;

●	“GMB (Beijing)” are to Shidong (Beijing) Information Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB (Hangzhou)” are to Global Mentor Board (Hangzhou) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, the VIE’s wholly owned subsidiary;

●	“GMB Consulting” are to Global Mentor Board (Shanghai) Enterprise Management Consulting Co. Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB Culture” are to Shanghai Voice of Seedling Cultural Media Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by the VIE;

●	“GMB HK” are to “Global Mentor Board Information Technology Limited”, Sunrise New Energy’s wholly-owned-subsidiary, a Hong Kong corporation;

●	“GMB Linking” are to “Linking (Shanghai) Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC; the 51% of its equity interest owned by the VIE was transferred to a third party in July 2021;

●	“HK subsidiaries” are to GMB HK and SDH New Energy;

●	“Member” or “Members” are to individual(s) and enterprise(s) who signed up for each of our three annual membership plans: Platinum, Diamond, Protégé;

●	“Mentor” or “Mentors” are to individual(s) invited by us to provide services to Users and Members;

●	“PRC subsidiaries” are to GIOP BJ, Zhuhai Zibo, Zhuhai Guizhou and their respective subsidiaries;

●	“SDH Cloud” are to Global Mentor Cloud (Beijing) Education Technology Co., Ltd.; 75% of the shares of SDH Cloud are held by GIOP BJ and the remaining 25% shares are held by Beijing Yunqianyi Information Technology Co., Ltd.

●	“SDH New Energy” are to SDH (HK) New Energy Tech Co., Limited, Sunrise New Energy’s wholly-owned-subsidiary, a Hong Kong corporation.

●

“SDH” or “the VIE” are to Global Mentor Board (Beijing) Information Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements among GIOP BJ, the VIE and shareholders of the VIE;

●	“shares,” “Shares,” or “Ordinary Shares” are to the Ordinary Shares of the Company, par value US$0.0001 per share;

●	“Sunrise Guizhou” are to Sunrise (Guizhou) New Energy Material Co., Ltd, a limited liability company organized under the laws of the PRC and 39.3519% of its equity interest is owned by Sunrise New Energy;

●	“U.S.” are to the United States;

●	“User” or “Users” are to registered users of our APP;

●	“VIE” are to variable interest entity;

●	“Zhuhai Guizhou” are to Zhuhai (Guizhou) New Energy Investment Co., Ltd., a limited liability company organized under the laws of the PRC, SDH New Energy’s wholly owned subsidiary;

●	“Zhuhai Zibo” are to Zhuhai (Zibo) Investment Co., Ltd., a limited liability company organized under the laws of the PRC, SDH New Energy’s wholly owned subsidiary; and

●	“Zibo Shidong” are to Zibo Shidong Digital Technology Service Co., Ltd., a limited liability company organized under the laws of the PRC, the VIE’s wholly owned subsidiary.

As of the date of this prospectus, substantially all of the Company’s business is conducted by (1) Sunrise Guizhou, a joint venture formed by the Company and certain other shareholders, and (2) SDH, the Company’s VIE entity, in the PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars or US$. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars or US$. These US$ references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets, including accounts receivable.

Unless expressly indicated herein to the contrary, all references to share amounts in this prospectus give retroactive effect to share consolidations, the last of which was effected on April 24, 2020.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

v

Prospectus Summary

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations primarily through a joint venture, Sunrise Guizhou, and the VIE, or SDH, and its subsidiaries, in the PRC. Sunrise Guizhou was established in 2021 by our wholly owned subsidiary, Zhuhai Zibo, and certain other joint venture partners, as a limited company pursuant to PRC laws for the purpose of manufacturing and sales of graphite anode materials. Zhuhai Zibo currently owns 39.35% equity interest in Sunrise Guizhou, but has the power to cast a majority of votes at the meeting of the board of directors and governs the financial and operating policies of Sunrise Guizhou under an agreement among the shareholders. We do not own any equity interest in the VIE, rather we control the VIE via a series of contractual arrangements between GIOP BJ and the VIE. The VIE (formerly known as Beijing Huatai Yihe Co., Ltd.) was established in 2014 as a limited company pursuant to PRC laws for the purpose of providing corporate consulting services. For a description of the VIE Agreements, see “—The VIE Agreements.” The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. Pursuant to the VIE Agreements, we are the primary beneficiary of the VIE and its subsidiaries for accounting purposes, and consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP for accounting purposes only. The securities offered in this prospectus are securities of Sunrise New Energy, the offshore holding company in the Cayman Islands, instead of securities of our PRC operating entities in the PRC. As a result of our use of the VIE structure, investors may never hold equity interests in the VIE or its subsidiaries. As such, our corporate structure involves unique risks to investors. For details, please see “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Our Corporate Structure” of the 2022 Annual Report.

The securities offered in this prospectus are securities of Sunrise New Energy Co., Ltd., or Sunrise New Energy, the offshore holding company in the Cayman Islands. The following diagram  illustrates Sunrise New Energy’s corporate structure, including its PRC subsidiaries, the VIE and its subsidiaries, as of the date of this prospectus.

*	“Other Minority Shareholders” refers to shareholders holding 5% or less equity.

The VIE Agreements

Neither we nor our subsidiaries own any shares in the VIE. Instead, we are the primary beneficiary of the VIE for accounting purposes, as we control and receive the economic benefits of the VIE’s business operation through a series of contractual arrangements, also known as VIE Agreements, for accounting purposes only. As a result of these contractual arrangements, which have not been tested in a court of law, under generally accepted accounting principles in the United States (“U.S. GAAP”), the assets and liabilities of the VIE are treated as our assets and liabilities and the results of operations of the VIE are treated in all aspects as if they were the results of our operations for accounting purposes only.

As of December 31, 2022 and 2021, the VIE accounted for an aggregate of 8.79% and 51.21%, respectively, of our consolidated total assets, and 13.04% and 99%, respectively, of our consolidated total liabilities, and 1.61% and 100% respectively, of our consolidated total net revenues. See our consolidated financial statements and the related notes in the 2022 Annual Report.

Each of the VIE Agreements is described in detail below:

Exclusive Technical and Consulting Services Agreement

Pursuant to the Exclusive Technical and Consulting Services Agreement between the VIE and GIOP BJ (the “Exclusive Service Agreement”), GIOP BJ provides the VIE with technical support, consulting services, business support and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to the VIE by GIOP BJ under the Exclusive Service Agreement, GIOP BJ is entitled to collect a service fee approximately equal to the VIE’s earnings before corporate income tax, i.e., the VIE’s revenue after deduction of operating costs, expenses and other taxes, subject to adjustment based on services rendered and the VIE’s operation needs.

This agreement became effective on June 10, 2019 and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, this agreement shall be terminated after all the equity interest in the VIE held by its shareholders and/or all the assets of the VIE have been legally transferred to GIOP BJ and/or its designee in accordance with the Exclusive Option Agreement.

The CEO of GIOP BJ, Mr. Haiping Hu, is currently managing the VIE pursuant to the terms of the Exclusive Service Agreement. The Exclusive Service Agreement does not prohibit related party transactions. The Company’s audit committee is required to review and approve in advance any related party transactions, including transactions involving GIOP BJ or the VIE.

Equity Pledge Agreement

Under the Equity Pledge Agreement between GIOP BJ, and shareholders of the VIE, together holding 100% of the shares of the VIE (“the VIE Shareholders”), the VIE Shareholders pledged all of their equity interests in the VIE to GIOP BJ to guarantee the performance of the VIE’s obligations under the Exclusive Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that the VIE or the VIE Shareholders breach their respective contractual obligations under the Exclusive Service Agreement, GIOP BJ, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The VIE Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, GIOP BJ is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The VIE Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice GIOP BJ’s interests without the prior written consent of GIOP BJ.

The Equity Pledge Agreement is effective until: (1) the secured debt in the scope of pledge is cleared off; and (2) Pledgers transfer all the pledged equity interests to Pledgees according to the Exclusive Option Agreement, or other entity or individual designated by it.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of the VIE’s obligations under the Exclusive Service Agreement; (2) make sure the VIE Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice GIOP BJ’s interests without GIOP BJ’s prior written consent. In the event the VIE breaches its contractual obligations under the Exclusive Service Agreement, GIOP BJ will be entitled to dispose of the pledged equity interests.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the VIE Shareholders irrevocably granted GIOP BJ (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in the VIE or the assets of the VIE. The option price to be paid by GIOP BJ to each shareholder of the VIE is RMB10 (approximately US$1.47) or the minimum amount to the extent permitted under PRC law at the time when such transfer occurs.

Under the Exclusive Option Agreement, GIOP BJ may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the VIE Shareholders’ equity interests in the VIE or the assets of the VIE. The Exclusive Option Agreement, together with the Equity Pledge Agreement, the Exclusive Service Agreement, and Powers of Attorney, enable GIOP BJ to exercise effective control over the VIE.

The Exclusive Option Agreement remains effective until all the equity or assets of the VIE is legally transferred under the name of GIOP BJ and/or other entity or individual designated by it, or unilaterally terminated by GIOP BJ with a 30-day written notice.

Powers of Attorney

Under each of the Powers of Attorney, the VIE Shareholders authorized GIOP BJ to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including, but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including, but not limited to, the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of the VIE.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the VIE Shareholders own the equity interests of the VIE.

Spousal Consents

Pursuant to the Spousal Consent, each spouse of the individual shareholders of the VIE irrevocably agreed that the equity interest in the VIE held by their respective spouses would be disposed of pursuant to the Equity Pledge Agreement, the Exclusive Option Agreement, and the Powers of Attorney. Each spouse of the shareholders agreed not to assert any rights over the equity interest in the VIE held by their respective spouses. In addition, in the event that any spouse obtains any equity interest in the VIE through the respective shareholder for any reason, he or she agreed to be bound by the contractual arrangements.

Risks Associated with Our Corporate Structure and the VIE Agreements

Because we do not hold equity interests in the VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including, but not limited to, regulatory review of overseas listing of companies in the PRC through special purpose vehicles, and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the VIE’s operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus.  For details, see “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Our Corporate Structure” of the 2022 Annual Report.

The VIE Agreements may not be as effective as ownership in providing operational control. If we had  ownership of the VIE and its subsidiaries, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE and its subsidiaries, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if the VIE or any of its subsidiaries and shareholders fails to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of the VIE were to refuse to transfer their equity interest in the VIE to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Item 3. KEY INFORMATION—D. Risk Factors —Risks Relating to Our Corporate Structure—Our contractual arrangements with the VIE are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.” in the 2022 Annual Report.

Business Overview

We conduct our manufacturing and sales of graphite anode materials through Sunrise Guizhou, a joint venture formed by our wholly owned subsidiary, Zhuhai Zibo, and certain other partners, in 2021, and our knowledge sharing and enterprise service platform through the VIE and its subsidiaries, in China. The following description of our business is a description of the business of Sunrise Guizhou, and the VIE and its subsidiaries.

The VIE, or SDH, started as a consulting company providing enterprise services to small and medium-sized enterprises in the PRC in December 2014, and launched a peer-to-peer knowledge sharing and enterprise service platform in May 2016. Since then, the VIE has been operating a knowledge sharing platform and provided services both online, via a mobile application “Shidonghui App” (the “APP”), and offline, through local offices directly operated by us in Beijing, Shanghai, Zibo and Guizhou in China.

When the VIE first launched its services, the aim was not only to continue providing enterprise services to PRC’s growing business communities, but also create a marketplace where qualified entities (individuals and enterprises) have opportunities to serve as providers, and receive rewards by sharing their knowledge with others on the platform. As of April 2023, our knowledge sharing and enterprise service ecosystem had 784 Mentors, 1,930 Experts, and 518,659 Users. In addition to serving Users and Members, the VIE continues to provide enterprise services to small and medium-sized enterprises in China through a dedicated team with seven full-time professional consultants, as well as Mentors and Experts. The providers (Mentors, Experts and consultants) are successful entrepreneurs, scientists, investors, and professionals with qualifications and achievements in major industries such as finance, energy, health care, technology, manufacturing and academia. Our core strength is the knowledge brought by our providers, highlighted by their experiences, wisdom, industry know-how, and social connections. The VIE offers online services to Users on the APP, which was released to the public in May 2016, and offline services to Members. The online services the VIE currently offers to Users are (1) Questions and Answers (Q &A) Sessions and (2) streaming of audio and video courses and programs. The offline services the VIE offers to Members are study tours and forums.

In April 2022, we entered into the graphite anode material manufacturing and sales business through a joint venture, Sunrise Guizhou, of which we currently own 39.35% through our wholly owned subsidiary, Zhuhai Zibo. We consolidate Sunrise Guizhou’s financials because we own a majority of seats on its board of directors and control its financial and operating policies pursuant to an agreement among its funding shareholders. Sunrise Guizhou is located at Yilong New District, Xingyi City, Qian Southwest State, Guizhou Province, China. Sunrise Guizhou’s graphite anode manufacturing site is approximately 260,543 square meters. Sunrise Guizhou purchased the site in March 2022 for approximately $6.6 million. Sunrise Guizhou began construction of the manufacturing plant in April 2022, and the first and the second phase of the construction (30,000 tons annual manufacturing capacity) of the manufacturing plant have been completed as of the date of this prospectus, pending the requisite fire and environmental inspections by relevant government agencies. The inspections are currently ongoing and expected to be completed in September 2023.  If Sunrise Guizhou passes the inspections and receives the requisite approvals from the relevant government agencies, it will start manufacturing graphite anode material on-site. The third phase of construction of the manufacturing plant (20,000 tons annual manufacturing capacity) was approved by the board of directors of the Company in March 2023 and started in July 2023.

Graphite anode materials are essential components used in fast-charging batteries, energy storage batteries, electric vehicle power batteries, and long-cycle high-power batteries. The market is driven primarily by demand for Li-ion batteries that require anode materials. We believe that a significant driver for Li-ion batteries is their use in electric vehicles (EVs) and in grid-storage applications. According to a research report published by Goldman Sachs on February 10, 2023, entitled “Electric vehicles are forecast to be half of global car sales by 2035”, EV sales is expected to rise to about 73 million units in 2040, up from around 2 million in 2020. The percentage of EVs in worldwide car sales, meanwhile, is expected to rise to 61% from 2% during that time-span, and EV sales are anticipated to be well over 80% in many developed countries in 2040. The International Energy Agency (“IEA”)’s Net Zero by 2050 Roadmap predicts that 2 billion battery electric, plug-in hybrid and fuel-cell electric light-duty vehicles are needed by that year to reach net zero emission. A typical Li-ion High-Energy (100 Ah) cell of around 3,400g requires over 650g of graphite and each EV contains approximately 70kg of graphite. The Company sees this as a major growth driver for the graphite anode industry. Graphite anode materials play a critical role in the transition to a more sustainable, resilient and environmentally friendly future. We believe that the sales for Sunrise Guizhou’s graphite anode material products will continue to grow.

Our Past Performance

We generated net revenue of $38,125,668 and $7,409,272 for the fiscal years 2022 and 2021, respectively. For fiscal year 2022, net revenue increased by $30,716,396, or 415%, which increase was mainly driven by the sale of graphite anode material products. For fiscal year 2022, sales of graphite anode material products became a major revenue source, while revenue from knowledge sharing and enterprise services business accounted for a small portion of the total revenue.

Our revenues for fiscal years 2022 and 2021 were derived from the following sources:

REVENUES, NET	2022	2021
Graphite anode business	$37,580,677	$-
Peer-to-peer knowledge sharing and enterprise business	544,991	7,409,272
Member services	106,724	498,330
Enterprise services
-Comprehensive tailored services	153,658	1,433,847
-Sponsorship advertising services	-	1,734,390
-Consulting services	9,645	1,583,583
Online services	2,100	40,391
Other revenues	272,864	2,118,731
Revenues, net	$38,125,668	$7,409,272

For fiscal year 2022, revenue from the sale of graphite anode material products was $37,580,677, which accounted for 99% of our total revenues. Intangible assets also grew from $3,594,977 as of December 31, 2021 to $3,962,650 as of December 31, 2022, which is concurrent with us entering into and financing a joint venture.

For fiscal year 2022, revenue from the knowledge sharing and enterprise services business was $544,991, which was a 93% decline from fiscal 2021, and accounted for only 1% of our total revenues. The decline of this business was due to the material negative impact of the large-scale COVID-19 lockdowns in China, during which time the normal business operations were seriously disrupted, as the VIE relied on in-person networking and meetings in order to both conduct and promote many aspects of this business. As China relaxed its Zero-COVID policy in December 2022, the VIE has gradually resumed its normal business operations.

COVID-19 Impact

Since early January of 2020, the COVID-19 outbreak has resulted in widespread economic disruptions in China, accompanied by stringent government measures by the Chinese government to contain its transmissions, including quarantines, travel restrictions, and temporary closures of non-essential businesses in China and elsewhere.

Essentially all the VIE’s revenues and operations are generated in China. The results of operations and financial performances has been affected materially. Due to the government restrictions, the VIE was prevented from arranging offline activities, resulting in cancellations or postponements of study tours, forums and sponsorship advertising events of its enterprise service and knowledge sharing business. For the year ended December 31, 2022, revenue from knowledge sharing and enterprise service business decreased by $6,864,281, or 92.64%, as compared to the same period of 2021.

Sunrise Guizhou’s graphite anode material manufacturing and sales business in Guizhou Province, China, has not been as severely impacted by the COVID-19 restrictions, primarily due to its relatively remote location and low population density in Guizhou province, China.

Although the PRC government relaxed its COVID-19 restrictions since December 2022, there still remains uncertainties as to the future development of the COVID-19. The Company is operating in a rapidly changing environment so the extent to which COVID-19 may impact its business, operations and financial results from this point forward will depend on numerous evolving factors that the Company cannot accurately predict.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2022 Annual Report and in the section titled “Risk Factors” beginning on page 22 of this prospectus.

Risks Relating to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” in our 2022 Annual Report)

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	We are the primary beneficiary of the VIE for accounting purposes, as we control and receive the economic benefits of the business operations of the VIE through the VIE Agreements solely because we met the conditions for consolidation of the VIE under U.S. GAAP for accounting purpose only; however, the VIE Agreements have not been tested in a court of law and are subject to significant risks, as set forth in the following risk factors. For a description of these VIE Agreements, see “ITEM 4. INFORMATION ON THE COMPANY — C. Organizational Structure” of the 2022 Annual Report.

●

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” of the 2022 Annual Report.

●

We rely on contractual arrangements with the VIE and its subsidiaries, and shareholders for our China operations, which may not be as effective in providing operational control as direct ownership. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We rely on contractual arrangements with the VIE and its subsidiaries, and shareholders for our China operations, which may not be as effective in providing operational control as direct ownership.” of the 2022 Annual Report.

●

The contractual arrangements we have entered into with the VIE and its shareholders, and any other arrangements and transactions among related parties that we currently have or will have in future may be subject to scrutiny by the PRC tax authorities and they may determine that we owe additional taxes, which could substantially reduce our consolidated net income and the value of your investment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The contractual arrangements we have entered into with the VIE and its shareholders, and any other arrangements and transactions among related parties that we currently have or will have in future may be subject to scrutiny by the PRC tax authorities and they may determine that we owe additional taxes, which could substantially reduce our consolidated net income and the value of your investment.” of the 2022 Annual Report.

●

Because we are a Cayman Islands holding company and conduct a knowledge sharing platform through the VIE in China, if we fail to comply with applicable PRC law, we could be subject to severe penalties and our business could be adversely affected. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Because we are a Cayman Islands holding company and conduct a knowledge sharing platform through the VIE in China, if we fail to comply with applicable PRC law, we could be subject to severe penalties and our business could be adversely affected.” of the 2022 Annual Report.

●

The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.” of the 2022 Annual Report.

●

Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.” of the 2022 Annual Report.

●

Our executive officers, directors and affiliates own a significant percentage of our shares and will be able to exert significant control over matters subject to shareholder approval. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our executive officers, directors and affiliates own a significant percentage of our shares and will be able to exert significant control over matters subject to shareholder approval.” of the 2022 Annual Report.

●

We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of certain portion of our business if the VIE goes bankrupt or become subject to a dissolution or liquidation proceeding. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of certain portion of our business if the VIE goes bankrupt or become subject to a dissolution or liquidation proceeding.” of the 2022 Annual Report.

●

Because we are a Cayman Islands company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Because we are a Cayman Islands company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.” of the 2022 Annual Report.

●

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with such corporate governance listing standards. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with such corporate governance listing standards.” of the 2022 Annual Report.

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2022 Annual Report and “Risk Factors” of this prospectus)

Risks and uncertainties relating to doing business in the PRC include, but not limited to, the following:

●	The Chinese government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors— The Chinese government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” of this prospectus.

●	To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets. See “Risk Factors— To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.” of this prospectus.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.” of the 2022 Annual Report.

●	Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities.” of the 2022 Annual Report.

●	The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.” of the 2022 Annual Report.

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.” of the 2022 Annual Report.

●	We face risks related to health epidemics such as the COVID-19 coronavirus outbreak first identified in Wuhan city at the end of 2019, and other outbreaks, which significantly disrupted our operations and may continue to adversely affect our business, financial condition and results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We face risks related to health epidemics such as the COVID-19 coronavirus outbreak first identified in Wuhan city at the end of 2019, and other outbreaks, which significantly disrupted our operations and may continue to adversely affect our business, financial condition and results of operations.” of the 2022 Annual Report.

●	Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.” of the 2022 Annual Report.

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may materially and adversely affect our business and impede our ability to continue our operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may materially and adversely affect our business and impede our ability to continue our operations.” of the 2022 Annual Report.

●	Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.” of the 2022 Annual Report.

●	Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.” of the 2022 Annual Report.

●	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.” of the 2022 Annual Report.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, the VIE and its subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” of the 2022 Annual Report.

●	Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment.” of the 2022 Annual Report.

●	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.” of the 2022 Annual Report.

●	The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.” of the 2022 Annual Report.

●	The Holding Foreign Companies Accountable Act and related regulations all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Holding Foreign Companies Accountable Act and related regulations all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor.” of the 2022 Annual Report.

●	Our contractual arrangements with the VIE are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our contractual arrangements with the VIE are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.” of the 2022 Annual Report.

●	The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.” of the 2022 Annual Report.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.” of the 2022 Annual Report.

●	Increases in labor costs in the PRC may adversely affect our business and our profitability. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— Increases in labor costs in the PRC may adversely affect our business and our profitability.” of the 2022 Annual Report.

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.” of the 2022 Annual Report.

Risks Related to Our Business (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business” in our 2022 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

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We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.” of the 2022 Annual Report.

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We have a limited operating history and are subject to the risks encountered by development-stage companies. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Business—We have a limited operating history and are subject to the risks encountered by development-stage companies.” of the 2022 Annual Report.

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Our historical financial results may not be indicative of our future performance. See “Item 3. Key Information. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Business—Our historical financial results may not be indicative of our future performance. See “Item 3. Key Information.” of the 2022 Annual Report.

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If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected.” of the 2022 Annual Report.

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We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.” of the 2022 Annual Report.

●

If we are not successful in selling inventory, we may have to sell the inventory at significantly reduced prices or may not be able to sell the inventory at all. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—If we are not successful in selling inventory, we may have to sell the inventory at significantly reduced prices or may not be able to sell the inventory at all.” of the 2022 Annual Report.

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Increasing competition within the enterprise service and knowledge sharing industries could have an impact on our business prospects. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Increasing competition within the enterprise service and knowledge sharing industries could have an impact on our business prospects.” of the 2022 Annual Report.

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Cyber-attacks or other failures in our telecommunications or information technology systems, or those of our collaborators, third-party logistics providers, distributors or other contractors or consultants, could result in information theft, data corruption and significant disruption of our business operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Cyber-attacks or other failures in our telecommunications or information technology systems, or those of our collaborators, third-party logistics providers, distributors or other contractors or consultants, could result in information theft, data corruption and significant disruption of our business operations.” of the 2022 Annual Report.

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If we fail to hire, train or retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—If we fail to hire, train or retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.” of the 2022 Annual Report.

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If we fail to attract or retain qualified service providers, our business and results of operations could be materially and adversely affected. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—If we fail to attract or retain qualified service providers, our business and results of operations could be materially and adversely affected.” of the 2022 Annual Report.

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If we were to lose our certification as a National High Tech Enterprise, we could face higher tax rates than we currently pay for much of our revenues. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—If we were to lose our certification as a National High Tech Enterprise, we could face higher tax rates than we currently pay for much of our revenues.” of the 2022 Annual Report.

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We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.” of the 2022 Annual Report.

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Failure to maintain or enhance our brand or image could have a material and adverse effect on our business and results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Failure to maintain or enhance our brand or image could have a material and adverse effect on our business and results of operations.” of the 2022 Annual Report.

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Any failure to protect our trademarks and other intellectual property rights could have a negative impact on our business. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Any failure to protect our trademarks and other intellectual property rights could have a negative impact on our business.” of the 2022 Annual Report.

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We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our graphite anode manufacturing and sales business and our knowledge share platform, which could have a material adverse impact on our business, financial conditions and results of operations.” of the 2022 Annual Report.

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The successful operation of our online service depends upon the performance and reliability of the internet infrastructure and fixed telecommunication networks in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—The successful operation of our online service depends upon the performance and reliability of the internet infrastructure and fixed telecommunication networks in China.” of the 2022 Annual Report.

Risks related to our graphite anode manufacturing and sales business include, but are not limited to, the following:

●	Our graphite anode manufacturing and sales joint venture may not perform as well as we expected. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Our graphite anode manufacturing and sales joint venture may not perform as well as we expected.” of the 2022 Annual Report.

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We are dependent on our relationships with our strategic partners for joint venture development. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We are dependent on our relationships with our strategic partners for joint venture development.” of the 2022 Annual Report.

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Joint venture with which we engage for developing graphite anode manufacturing and sales business presents a number of challenges that could have a material adverse effect on our business and results of operations and cash flows. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Joint venture with which we engage for developing graphite anode manufacturing and sales business presents a number of challenges that could have a material adverse effect on our business and results of operations and cash flows.” of the 2022 Annual Report.

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We require cooperation from our joint venture partners to establish and operate the graphite anode manufacturing and sales business. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We require cooperation from our joint venture partners to establish and operate the graphite anode manufacturing and sales business.” of the 2022 Annual Report.

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We may not respond quickly to continued innovations in the graphene products industry. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may not respond quickly to continued innovations in the graphene products industry.” of the 2022 Annual Report.

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We must continuously invest in research and development. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We must continuously invest in research and development.” of the 2022 Annual Report.

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Risks of relationships with third parties in respect of research and development. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Risks of relationships with third parties in respect of research and development.” of the 2022 Annual Report.

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Government support of electric vehicles and renewable energy may be reduced. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Government support of electric vehicles and renewable energy may be reduced.” of the 2022 Annual Report.

●	Price volatility of our finished goods. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Price volatility of our finished goods.” of the 2022 Annual Report.
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Complying with numerous health, safety and environmental regulations is both complex and costly. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Complying with numerous health, safety and environmental regulations is both complex and costly.” of the 2022 Annual Report.

●	Industrial operations can be hazardous. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Industrial operations can be hazardous.” the 2022 Annual Report.
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Sunrise Guizhou depends on a few major customers, and the loss of any of which could cause a significant decline in our revenues. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Sunrise Guizhou depends on a few major customers, and the loss of any of which could cause a significant decline in our revenues.” the 2022 Annual Report.

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Sunrise Guizhou faces the risk of fluctuations in the cost, availability, and quality of raw materials, which could adversely affect our results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Sunrise Guizhou faces the risk of fluctuations in the cost, availability, and quality of raw materials, which could adversely affect our results of operations.” the 2022 Annual Report.

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Sunrise Guizhou entrusts third-party contract manufacturers for the manufacturing of its graphite anode products. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Sunrise Guizhou entrusts third-party contract manufacturers for the manufacturing of its graphite anode products.” the 2022 Annual Report.

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Sunrise Guizhou may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on acceptable terms or at all. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Sunrise Guizhou may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on acceptable terms or at all.” the 2022 Annual Report.

Risks Relating to Our Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares and the Trading Market” in our 2022 Annual Report)

Risks and uncertainties related to our Ordinary Shares and the trading market, but are not limited to, the following:

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If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our Ordinary Shares could be subject to adverse United States federal income tax consequences. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares and the Trading Market — If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our Ordinary Shares could be subject to adverse United States federal income tax consequences..” of the 2022 Annual Report.

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We have identified several control deficiencies in our internal control over financial reporting. If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Ordinary Shares and the Trading Market—We have identified several control deficiencies in our internal control over financial reporting. If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.” of the 2022 Annual Report.

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We do not intend to pay dividends for the foreseeable future. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Ordinary Shares and the Trading Market—We do not intend to pay dividends for the foreseeable future.” of the 2022 Annual Report.

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The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Ordinary Shares and the Trading Market —The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.” of the 2022 Annual Report.

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We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Ordinary Shares and the Trading Market—We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.” of the 2022 Annual Report.

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As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S issuer. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Ordinary Shares and the Trading Market— As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S issuer.” of the 2022 Annual Report.

●

If we cannot satisfy the listing requirements and other rules of Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Ordinary Shares and the Trading Market—If we cannot satisfy the listing requirements and other rules of Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.” of the 2022 Annual Report.

Permissions Required from PRC Authorities

As of the date of this prospectus, we, our PRC subsidiaries, and the VIE and its subsidiaries have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) business license; (2) the ICP License for our knowledge sharing and enterprise service platform business; and (3) the approval for the Construction Land Use Planning Permit, the Construction Works Planning Permit, the Construction Permit, the Pollutant Discharge License, the filing-for-record procedures with the relevant work safety administrative department, the approval for the Environmental Impact Report and the Filing Certificate for Fire Safety Inspection and Acceptance of Construction Project for our new business of manufacturing and sales of graphite anode material. However, we cannot assure you that any of these entities will be able to receive clearance of compliance requirements in a timely manner, or at all, in the future. Any failure of these entities to fully comply with any compliance requirements may cause our PRC subsidiaries, or the VIE and its subsidiaries to be unable to operate their businesses or operations in the PRC, subject them to fines, relevant businesses or operations suspension for rectification, or other sanctions. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our online business, which could have a material adverse impact on our business, financial conditions and results of operations.” of the 2022 Annual Report. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC, or other PRC authorities with respect to this offering, as well as other procedures that may be imposed on us.

In an opinion of our PRC counsel, JT&N, as of the date of this prospectus, our Company, our PRC subsidiaries, or the VIE and its subsidiaries, (i) are not required to obtain additional permissions or approvals to operate their current business, (ii) are not required to obtain permission from the CSRC, the CAC, or any other Chinese authorities to issue our securities to foreign investors based on PRC laws and regulations currently in effect, and (iii) have not received or were denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies, including the CAC or the CSRC, would take the same view as we do, and there is no assurance that our PRC subsidiaries, or the VIE and its subsidiaries are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If our PRC subsidiaries, or the VIE and its subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries, or the VIE and its subsidiaries are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.” of the 2022 Annual Report. See also “Risk Factors — The Chinese government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” of this prospectus.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Such requirement is reiterated on the Security Administration Draft, which was released by the CAC on November 14, 2021 for public consultation. As advised by our PRC counsel, JT&N, as of the date of this prospectus, we are not subject to cybersecurity review or network data security review by the CAC, since (i) as companies that engage in business-oriented consulting services and manufacturing and sales of graphite anode materials, we, our PRC subsidiaries, or the VIE and its subsidiaries are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) according to the interpretation of the relevant laws by the CAC, for online platform operators who have listed in foreign countries before the effective date of Cybersecurity Review Measures, and who are not seeking a new listing (such as a secondary or dual listing) in foreign countries, a cybersecurity review is not required; and (iii) the data processed in the business of the VIE and its subsidiaries, which is knowledge sharing and enterprise service platform business, is unlikely to have a bearing on national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our securities.” of the 2022 Annual Report.

In addition, on February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of relevant applications or its completion of subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. We are an Existing Issuer, based on the foregoing, we are required to file with the CSRC within three working days following the completion of this offering. We plan to file with the CSRC as required, however, we cannot assure you that we will be able to receive clearance of such compliance requirement in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors Risk—Risks Relating to Doing Business in the PRC—The Trial Measures and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.” in the 2022 Annual Report.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC, or other PRC authorities with respect to this offering, as well as other procedures that may be imposed on us.

Asset Transfers Between Our Company, Our Subsidiaries, and the VIE

Prior to the completion of our initial public offering in February 2021, the sources of funding of Sunrise New Energy, its subsidiaries and the VIE primarily consisted of capital injection by shareholders and revenues generated from operations.

After the completion of our initial public offering, Sunrise New Energy made capital contributions to its subsidiaries.

For the period ended the date of this prospectus, the VIE provided interest-free loans of $364,016 to the Company’s subsidiary, Sunrise Guizhou, for the construction costs related to the graphite anode business and the loan had been fully repaid in February 2023. In addition, the Company’s subsidiary, GMB HK, provided interest-free loans of $150,000 to the Company for its professional fees.

For the fiscal year ended December 31, 2022, the VIE provided interest-free loans of $6,188,307 to the Company’s subsidiaries, Zhuhai Zibo and Sunrise Guizhou for the construction costs related to the graphite anode business, and the Company’s subsidiary, GMB HK, provided interest-free loans of $310,000 to the Company for professional fees.

For the fiscal year ended December 31, 2021, the Company transferred the proceeds from its initial public offering in the amount of $15,000,000 to its subsidiary, Zhuhai Zibo, and the VIE provided interest-free loans of $90,000 to the Company for professional fees related to the initial public offering.

For the fiscal year ended December 31, 2020, the VIE provided interest-free loans of $128,282 to the Company for professional fees related to the initial public offering.

Our finance department is responsible for establishing our cash management policies and procedures, which are as follows: (i) each PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested, and (ii) the designated management member examines and approves/rejects the allocation of cash based on the sources of cash and the priorities of the needs, and submits the decision to our finance department for a final review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred, nor is there a written policy that addresses how we will handle any limitations on cash transfers due to PRC law. The foregoing are based upon our internal financial control policies, rather than any contractual or regulatory requirements.

As of the date of this prospectus, the Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. See “Prospectus Summary—Selected Condensed Consolidated Financial Schedule of Sunrise New Energy and its Subsidiaries and the VIE” of this prospectus, and our audited consolidated financial statements in the 2022 Annual Report.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, in order for us to pay dividends to our shareholders, (1) we will rely on payments made from the VIE, pursuant to the VIE Agreements, and the distribution of such payments to GIOP BJ as dividends from the VIE, and then to our Company, and (2) we will also rely on the payment from our PRC operating subsidiaries to us as dividends. If our PRC subsidiaries, or the VIE and its subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as PRC-sourced income and as a result may be subject to PRC withholding tax. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.” of the 2022 Annual Report.

The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our and our PRC subsidiaries, the VIE and its subsidiaries’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company, our subsidiaries, or VIE to transfer cash or assets.  Current PRC regulations permit our PRC operating entities to pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) in the PRC if certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted outside of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. Furthermore, if our PRC operating entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from our PRC operating entities, we will not be able to pay dividends to our investors, should we desire to do so in the future. For further details, see “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China— Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment”, and “PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating entities”, and see “To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.” in the 2022 Annual Report. Also see “Risk Factors—To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.” of this prospectus.   Any limitation on the ability of our PRC subsidiaries, or the VIE and its subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital. However, our operations and business, including investment and/or acquisitions by our PRC subsidiaries, or the VIE and its subsidiaries within the PRC, will not be affected as long as the capital is not transferred in or out of the PRC.

Selected Condensed Consolidating Financial Schedule

As a holding company with no material operations of our own, we conduct our operations through Sunrise Guizhou, the VIE and its subsidiaries in the PRC. Our subsidiaries and the VIE and its subsidiaries as of the date of this prospectus are described below:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Subsidiaries
Global Mentor Board Information Technology Limited (“GMB HK”)	March 22, 2019	HK	100%	Holding company
Beijing Mentor Board Union Information Technology Co, Ltd. (“GIOP BJ”)	June 3, 2019	PRC	100%	Holding company
Shidong Cloud (Beijing) Education Technology Co., Ltd (“Shidong Cloud”)	December 22, 2021	PRC	75%	Educational Consulting
SDH (HK) New Energy Tech Co., Ltd. (“SDH New Energy”)	October 8, 2021	Hongkong	100%	Holding company
Zhuhai (Zibo) Investment Co., Ltd. (“Zhuhai Zibo”)	October 15, 2021	PRC	100%	New Energy Investment
Zhuhai (Guizhou) New Energy Investment Co., Ltd. (“Zhuhai Guizhou”)	November 23, 2021	PRC	100%	New Energy Investment
Sunrise (Guizhou) New Energy Materials Co., Ltd. (“Sunrise Guizhou”)	November 8, 2021	PRC	39.35%	Manufacture of Lithium Battery Materials
Guizhou Sunrise Technology Co., Ltd. (“Sunrise Tech”)	September 1, 2011	PRC	39.35%	Manufacture of Lithium Battery Materials
Sunrise (Guxian) New Energy Materials Co., Ltd. (“Sunrise Guxian”)	April 26, 2022	PRC	20.07%	Manufacture of Lithium Battery Materials
Guizhou Sunrise Technology Innovation Research Co., Ltd. (“Innovation Research”)	December 13, 2022	PRC	39.35%	Research and Development

Variable Interest Entity (“VIE”) and subsidiaries of VIE
Global Mentor Board (Beijing) Information Technology Co., Ltd. (“SDH” or “VIE”)	December 5, 2014	PRC	VIE	peer-to-peer knowledge sharing and enterprise service platform provider
Global Mentor Board (Hangzhou) Technology Co., Ltd. (“GMB (Hangzhou)”)	November 1, 2017	PRC	100% by VIE	Consulting, training and tailored services provider
Global Mentor Board (Shanghai) Enterprise Management Consulting Co., Ltd. (“GMB Consulting”)	June 30, 2017	PRC	51% by VIE	Consulting services provider
Shanghai Voice of Seedling Cultural Media Co., Ltd. (“GMB Culture”)	June 22, 2017	PRC	51% by VIE	cultural and artistic exchanges and planning, conference services provider
Shidong (Beijing) Information Technology Co., LTD. (“GMB (Beijing)”)	June 19, 2018	PRC	100% by VIE	information technology services provider
Mentor Board Voice of Seeding (Shanghai) Cultural Technology Co., Ltd. (“GMB Technology”)	August 29, 2018	PRC	30.6% by VIE	Technical services provider
Shidong Zibo Digital Technology Co., Ltd. (“Zibo Shidong”)	October 16, 2020	PRC	100% by VIE	Technical services provider
Shidong Trading Service (Zhejiang) Co., Ltd. (“Shidong Trading”)	April 19, 2021	PRC	Deregistered in November 2022	Sale of Merchandise
Shanghai Jiagui Haifeng Technology Co., Ltd. (“Jiagui Haifeng”)	November 29, 2021	PRC	51% by VIE	Business Incubation Services provider
Shanghai Nanyu Culture Communication Co., Ltd. (“Nanyu Culture”)	July 27, 2021	PRC	51% by VIE	Enterprise Information Technology Integration services provider
Beijing Mentor Board Health Technology Co., Ltd (“GMB Health”)	January 7, 2022	PRC	100% by VIE	Health Services
Shanghai Yuantai Fengdeng Agricultural Technology Co., Ltd. (“Yuantai Fengdeng”)	March 4, 2022	PRC	51% by VIE	Agricultural Technology Service

The following tables present selected condensed consolidating financial data of Sunrise New Energy and its subsidiaries and the VIE and its subsidiaries for the fiscal years ended December 31, 2022, 2021, 2020, and balance sheet data as of December 31, 2022, 2021, and 2020.

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS DATA

	Year ended December 31, 2022
	Parent	Consolidated affiliated entities	VIE consolidated entities	Inter- company elimination	Group consolidated
	(US$)
Revenues, net	-	37,511,989	613,679	-	38,125,668
Total cost and operating expenses	3,586,852	39,001,736	14,346,213	-	56,934,801
Loss from operations	(3,586,852)	(1,489,747)	(13,732,534)	-	(18,809,133)
Loss before income taxes	(5,990,264)	(1,696,242)	(14,628,926)	-	(22,315,432)
Net loss	(5,990,264)	(1,696,003)	(15,438,135)	-	(23,124,402)

	Year ended December 31, 2021
	Parent	Consolidated affiliated entities	VIE consolidated entities	Inter- company elimination	Group consolidated
	(US$)
Revenues, net	-	-	7,409,272	-	7,409,272
Total cost and operating expenses	1,010,536	127,627	13,681,122	-	14,819,285
Loss from operations	(1,010,536)	(127,627)	(6,271,850)	-	(7,410,013)
Loss before income taxes	(3,021,789)	(170,253)	(5,865,989)	107,118	(8,950,913)
Net loss	(3,021,789)	(170,253)	(5,629,408)	107,118	(8,714,332)

	Year ended December 31, 2020
	Parent	Consolidated affiliated entities	VIE consolidated entities	Inter- company elimination	Group consolidated
	(US$)
Revenues, net	73,744	-	23,107,340	-	23,181,084
Total cost and operating expenses	50,000	-	8,405,024	-	8,455,024
Profit (loss) from operations	23,744	-	14,702,316	-	14,726,060
Profit (loss) before income taxes	28,203	(1,995)	14,986,062	-	15,012,270
Net income (loss)	28,203	(1,995)	11,931,079	-	11,957,287

SELECTED CONDENSED CONSOLIDATING BALANCE SHEETS DATA

	As of December 31, 2022
	Parent	Consolidated affiliated entities	VIE consolidated entities	Inter- company elimination	Group consolidated
	(US$)
Total current assets	7,330,103	33,642,263	9,713,750	(6,048,283)	44,637,833
Total non-current assets	14,690,000	56,445,366	5,939,175	(14,690,000)	62,384,541
Total assets	22,020,103	90,087,629	15,652,925	(20,738,283)	107,022,374
Total current liabilities	15,550	27,666,520	4,389,658	(6,048,283)	26,023,445
Total non-current liabilities	-	7,637,332	-	-	7,637,332
Total liabilities	15,550	35,303,852	4,389,658	(6,048,283)	33,660,777

	As of December 31, 2021
	Parent	Consolidated affiliated entities	VIE consolidated entities	Inter- company elimination	Group consolidated
	(US$)
Total current assets	7,776,218	9,932,297	16,864,942	(227,899)	34,345,558
Total non-current assets	17,700,060	8,244,917	13,404,549	(15,000,000)	24,349,526
Total assets	25,476,278	18,177,214	30,269,491	(15,227,899)	58,695,084
Total current liabilities	211,430	33,686	1,703,665	(227,899)	1,720,882
Total non-current liabilities	-	-	-	-	-
Total liabilities	211,430	33,686	1,703,665	(227,899)	1,720,882

	As of December 31, 2020
	Parent	Consolidated affiliated entities	VIE consolidated entities	Inter- company elimination	Group consolidated
	(US$)
Total current assets	125,386	14,360	28,246,141	(128,282)	28,257,605
Total non-current assets	-	-	11,479,238	-	11,479,238
Total assets	125,386	14,360	39,725,379	(128,282)	39,736,843
Total current liabilities	-	-	5,583,463	-	5,583,463
Total non-current liabilities	-	-	3,196	-	3,196
Total liabilities	-	-	5,586,659	-	5,586,659

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS DATA

	Year ended December 31, 2022
	Parent	Consolidated affiliated entities	VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$)
Net cash used in operating activities	(808,226)	(5,444,733)	(3,320,442)	-	(9,573,401)
Net cash used in investing activities	-	(45,299,072)	(6,188,307)	5,878,307	(45,609,072)
Net cash provided by financing activities	310,000	51,328,368	-	(5,878,307)	45,760,061

	Year ended December 31, 2021
	Parent	Consolidated affiliated entities	VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$)
Net cash (used in) provided by operating activities	(1,015,145)	(6,532,445)	2,314,408	-	(5,233,182)
Net cash used in investing activities	(25,825,000)	(8,244,917)	(3,115,281)	15,090,000	(22,095,198)
Net cash provided by financing activities	28,249,093	17,678,168	-	(15,090,000)	30,837,261

	Year ended December 31, 2020
	Parent	Consolidated affiliated entities	VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$)
Net cash (used in) provided by operating activities	(52,994)	120,750	6,998,407	-	7,066,163
Net cash used in investing activities	-	-	(6,493,837)	128,282	(6,365,555)
Net cash provided by financing activities	128,282	-	119,996	(128,282)	119,996

Corporate Information

Our principal executive offices are located at Room 703, West Zone, R&D Building, Zibo Science and Technology Industrial Entrepreneurship Park, No. 69 Sanying Road, Zhangdian District, Zibo City, Shandong Province, PRC, and our phone number is +86 010 82967728. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, and the phone number of our registered office is +1 345 945 3901. We maintain a corporate website at www.sdh365.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under this section, and under the “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2022 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through (1) a joint venture, Sunrise Guizhou, and (2) the VIE and its subsidiaries, in the PRC. We do not have any equity ownership of the VIE; instead, we are the primary beneficiary of the VIE for accounting purposes, as we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP for accounting purposes only. Our securities offered in this offering are securities of Sunrise New Energy, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For details of risks related to the VIE structure, see Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the 2022 Annual Report.

Set forth below are certain risks related to doing business in China in addition to those under “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2022 Annual Report.

The Chinese government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We are based, and substantially all of our operations are located, in China through our PRC operating entities and the VIE. Our ability to operate and offer our securities may be impaired by changes in Chinese laws and regulations, including those relating to offerings conducted overseas and/or foreign investment in China-based issuers. Recent regulatory actions by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers.

On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China, or the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of relevant applications or its completion of subsequent offerings. On February 24, 2023, the CSRC, together with the MOF, the National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures.

As of the date of this prospectus, we believe that we are in compliance with the PRC laws and regulations relating to offerings conducted overseas and/or foreign investment in China-based issuers; however, because there are still uncertainties regarding their interpretations and implementation, as well as that due to the fact that the Chinese government may legislate new laws and regulations to exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, we cannot assure you that we will be able to comply with all the new regulatory requirements or any future implementing rules on a timely basis, or at all. Any failure by us to fully comply with the new regulatory requirements, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

The transfer of funds and assets among our Company, its subsidiaries and the VIE is subject to governmental control and restriction. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of mainland China. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to enterprises that are not mainland China resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises that are not mainland China resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions of, or the imposition of restrictions and limitations by, the government to the transfer of cash or assets.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association which are currently effective (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act of the Cayman Islands, as amended, or the “Cayman Companies Act,” on January 3, 2020. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm, or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

Our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, par value US$0.0001 per share. As of the date of this prospectus, there are 25,361,550 Ordinary Shares issued and outstanding.

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Markets

Our Ordinary Shares have been listed on the Nasdaq Capital Market under the symbol “EPOW.”

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater FL 33764.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or the creation or issue of one or more classes of shares with or without preferred, deferred or other special rights or restrictions (including, without limitation, the creation of Shares with enhanced or weighted voting rights), whether in regard to dividend, voting, return of capital or otherwise.

Alteration of Share Capital

Subject to the Cayman Companies Act, we may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on the shareholder’s shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 10 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares made for the purpose of the redemption.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Ordinary Shares

Subject to the restrictions contained in our articles, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange (as defined under our articles) or in any other form approved by our board of directors and may be under hand or by electronic machine imprinted signature or by such other manner of execution as our board of directors may approve from time to time.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four;

●	the shares transferred are fully paid up and free of any lien in our favor; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal. This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors. Since our Ordinary Shares are listed on the Nasdaq, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in our register of members remain with DTC/Cede & Co. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange (as defined under our articles), be suspended and our register of members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the register of mortgages).

General Meeting of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 7 days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within half an hour from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholder present shall be a quorum

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by one or more shareholders present in person or by a proxy who together hold not less than fifteen per cent of the paid up capital of the Company entitled to vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of three directors.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors shall be determined by the shareholders by ordinary resolution, except that the directors shall be entitled to such remuneration as the directors may determine.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any. Our directors will be elected by an ordinary resolution of our shareholders.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(b)	is found to be or becomes of unsound mind; or

(c)	resigns his office by notice in writing to the Company.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Companies Act, our amended and restated memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our amended and restated memorandum or articles. However, to the extent allowed by the Companies Act, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors has established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified Company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Capitalization of Profits

The Company may upon the recommendation of the directors by ordinary resolution authorize the directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to make its register of members open to inspection by shareholders;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company, except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act, 2021 of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

History of Share Capital

Sunrise New Energy was established under the laws of the Cayman Islands on February 22, 2019. The authorized number of Ordinary Shares was 500,000,000 with par value of $0.0001 per share.

On February 22, 2019, Sunrise New Energy issued 999,999 new shares to the controlling shareholders and one share to Osiris International Cayman Limited at par $0.0001 per share. On August 8, 2019, Sunrise New Energy issued an aggregate of 27,000,000 Ordinary Shares at a price of US$0.0001 per share with total consideration of US$2,800, pro-rata to the shareholders of Sunrise New Energy as of such date.

On April 2, 2020, the shareholders of the Company unanimously authorize a one-for-0.88 reverse stock split of the Company’s outstanding and issued Ordinary Shares (the “First Reverse Stock Split”), which became effective on April 3, 2020. Any fractional Ordinary Share that would have otherwise resulted from the First Reverse Stock Split were rounded up to the nearest full share. The First Reverse Stock Split did not change the par value of the Ordinary Shares and had no effect on the number of authorized Ordinary Shares of the Company. As a result of the First Reverse Stock Split, 28,000,000 Ordinary Shares that were issued and outstanding at April 3, 2020 was reduced to 24,640,000 Ordinary Shares (taking into account the rounding of fractional shares).

On April 24, 2020, the shareholders of the Company unanimously authorize another one-for-0.68 reverse stock split of the Company’s issued and outstanding Ordinary Shares (the “Second Reverse Stock Split”), which became effective on April 24, 2020. Any fractional Ordinary Share that would have otherwise resulted from the Second Reverse Stock Split were rounded up to the nearest full share. The Second Reverse Stock Split did not change the par value of the Ordinary Shares and had no effect on the number of authorized Ordinary Shares of the Company. As a result of the Second Reverse Stock Split, 24,640,000 Ordinary Shares that were issued and outstanding at April 24, 2020 was reduced to 16,800,000 Ordinary Shares (taking into account the rounding of fractional shares).

Share Issuances in Our Initial Public Offering

On February 11, 2021, the Company closed its initial public offering (“IPO”) on Nasdaq. The Company offered 6,720,000 Ordinary Shares, par value $0.0001 per share, at a price of $4.00 per share and received total gross proceeds of $26,880,000. Besides, the Company offered 1,008,000 Ordinary Shares, par value $0.0001 per share, as part of the representative of the underwriters’ over-allotment option, at a price of $4.00 per share and received total gross proceeds of $4,032,000. Total net proceeds amounted to $27,504,639 after deducting underwriting discounts and other related expenses.

Share Issuances under the 2022 Stock Incentive Plan

Our board of directors adopted the 2022 Stock Incentive Plan (the “2022 Plan”) in July 2022, effective as of July 11, 2022, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. Under the 2022 Plan, the maximum aggregate number of shares that may be issued pursuant to all awards shall be 3,679,200 Ordinary Shares.

The Company filed a registration statement on Form S-8 on August 26, 2022 and reserved 3,679,200 Ordinary Shares issuable pursuant to the 2022 Plan. In August 2022, the Company issued 833,550 shares under the 2022 Plan to qualified persons. Among the 833,550 issued shares, 628,800 were issued to the affiliates of the Company, and 204,750 to the non-affiliates  of the Company.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares will not have any rights of holders of Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares will not have any rights of holders of Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2022 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$22,040
FINRA fees		$30,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2022 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2022.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman LLP, our counsel as to Cayman Islands law. Legal matters as to PRC laws and regulations will be passed upon for us by Jincheng Tongda & Neal Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements in the 2022 Annual Report incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Marcum Asia CPAs LLP, our independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting. The office of Marcum Asia CPAs LLP is located at Seven Penn Plaza, Suite 830, New York, NY 10001.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023;

(2)	our report of foreign private issuer on Form 6-K filed with the SEC on June 13, 2023;

(3)	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on February 4, 2021, including any amendments and reports filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Sunrise New Energy Co., Ltd.

Room 703, West Zone, R&D Building

Zibo Science and Technology Industrial Entrepreneurship Park, No. 69 Sanying Road

Zhangdian District, Zibo City, Shandong Province

People’s Republic of China

Tel: 861082967728

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of the assets of our PRC subsidiaries, or the VIE and its subsidiaries are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman LLP, our counsel with respect to the laws of the Cayman Islands, and JT&N, our counsel with respect to PRC laws and regulations, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman LLP has further advised us that there is currently no statutory enforcement law in the Cayman Islands nor any treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Conyers Dill & Pearman LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

JT&N has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between the PRC and the United States for the mutual recognition and enforcement of court judgments. JT&N has further advised us that under PRC laws and regulations, courts in the PRC will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC laws and regulations or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in the PRC difficult.

3,000,000 Class A Ordinary Shares

Sunrise New Energy Co., Ltd.

Prospectus Supplement

October 3, 2025